Exhibit 2.2(c)
                                                                  --------------
                            ASSET PURCHASE AGREEMENT

                                    Between:


                           DIXON TICONDEROGA COMPANY,
                                   The Seller


                                      -AND-


                             NEW CASTLE REFRACTORIES
                                 COMPANY, INC.,
                                  The Purchaser







                            David T. Mojock, Esquire
                    Balph, Nicolls, Mitsos, Flannery & Clark
                     300 Sky Bank Building, 14 N. Mercer St.
                              New Castle, PA 16101
                                 (724) 658-2000

                                    INDEX TO
                            ASSET PURCHASE AGREEMENT
                          DIXON TICONDEROGA COMPANY AND
                      NEW CASTLE REFRACTORIES COMPANY, INC.

      Section                                                           Page
      -------                                                           ----

1.    Asset Sale........................................................   1
      1.1   Agreement to Sell...........................................   1
      1.2   Excluded Assets.............................................   2
      1.3   The Closing.................................................   3

2.    Purchase Price; Assumption of Liabilities of the Seller...........   3
      2.1   Purchase Price..............................................   3
      2.2   Assumption of Liabilities...................................   4

3.    Closing Date; Transfer Procedures.................................   5
      3.1   Closing Date................................................   5
      3.2   Deliveries by the Seller....................................   5
      3.3   Deliveries by the Purchaser.................................   6
      3.4   Release of Liens............................................   7
      3.5   Ad Valorem Taxes............................................   7

4.    Representations and Warranties of the Seller......................   7
      4.1   Organization and Good Standing..............................   7
      4.2   Title to Tangible Assets....................................   8
      4.3   Tax Matters.................................................   8
      4.4   Litigation and Claims.......................................   8
      4.5   Additional Information......................................   9
      4.6   Restrictions................................................  10
      4.7   Compliance with Laws........................................  10
      4.8   Employee Benefit Plans......................................  10
      4.9   Authorization...............................................  10
      4.10  Fixed Assets................................................  11
      4.11  Accounts Receivable.........................................  11
      4.12  Contracts...................................................  11
      4.13  Financial Statements........................................  11
      4.14  Changes in Financial Condition..............................  11
      4.15  Patents and Similar Intangible Property.....................  12
      4.16  Information Systems.........................................  12
      4.17  Workers' Compensation Claims................................  12
      4.18  Disclosure/Disclaimer.......................................  12

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

5.    Representations and Warranties of the Purchaser...................  12
      5.1   Organization and Good Standing..............................  12
      5.2   Authorization...............................................  13

6.    Conduct Pending the Closing.......................................  13
      6.1   Conduct of Business.........................................  13
      6.2   Access......................................................  13
      6.3   Contracts and Commitments...................................  13
      6.4   Sale of Capital Assets......................................  13
      6.5   Liabilities.................................................  14
      6.6   Insurance...................................................  14
      6.7   Preservation of Organization and Employees..................  14
      6.8   Reasonable Efforts to Close.................................  14
      6.9   Notice of Developments......................................  14

7.    Conditions Precedent to the Purchaser's Obligations..............   14
      7.1   Representations and Warranties.............................   15
      7.2   Performance of Agreements..................................   15
      7.3   Damage or Destruction......................................   15
      7.4   Closing Deliveries.........................................   15
      7.5   Closing Certificates.......................................   15
      7.6   Opinion of Counsel.........................................   15
      7.7   No Litigation..............................................   15
      7.8   Financing..................................................   15
      7.9   Union Contracts............................................   15
      7.10  Bulk Sale Laws.............................................   15
      7.11  Material Adverse Change....................................   15

8.    Conditions Precedent to the Seller's Obligations..................  16
      8.1   Representations and Warranties..............................  16
      8.2   Performance of Agreements...................................  16
      8.3   Closing Deliveries..........................................  16
      8.4   No Litigation...............................................  16
      8.5   Union Contracts.............................................  16
      8.6   Opinion of Counsel..........................................  16

9.    Fees and Expenses.................................................  16
      9.1   Representations and Indemnity with Respect to Brokers.......  16
      9.2   Expenses of the Transaction.................................  16
      9.3   Sales, Transfer and Documentary Stamps......................  17

10.   Indemnification...................................................  17
      10.1  Liabilities.................................................  17
      10.2  Survival of Representations.................................  17

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
      10.3  Indemnification by the Seller...............................  17
      10.4  Indemnification by Purchaser................................  18
      10.5  Defense of Claims...........................................  18
      10.6  Exclusive Remedy............................................  19

11.   Post-Closing Matters..............................................  19
      11.1  Further Assurances..........................................  19
      11.2  Responsibility for Litigation...............................  19
      11.3  Satisfaction of Debt........................................  19
      11.4  Employees and Employee Benefits.............................  19
      11.5  Environmental Remediation...................................  21

12.   Fire and Casualty.................................................  21

13.   Termination of Agreement..........................................  22
      13.1  Termination of Agreement....................................  22
      13.2  Effect of Termination.......................................  23

14.   Miscellaneous.....................................................  23
      14.1  Governing Law...............................................  23
      14.2  Headings for Reference Only.................................  23
      14.3  No Publicity................................................  23
      14.4  Notices.....................................................  23
      14.5  Non-Competition.............................................  24
      14.6  Assignment..................................................  25
      14.7  Waiver......................................................  25
      14.8  Severability and Construction...............................  25
      14.9  Entire Agreement and Amendment..............................  25
      14.10 Authority...................................................  26
      14.11 Force Majeure...............................................  26

                            ASSET PURCHASE AGREEMENT
                            ------------------------



     This ASSET PURCHASE AGREEMENT dated December 23, 2002, is between DIXON TICONDEROGA COMPANY, a Delaware corporation (the "Seller"), and NEW CASTLE REFRACTORIES COMPANY, INC., a Pennsylvania corporation, (or a business entity to be designated by it), (the "Purchaser").

     WHEREAS, the Seller desires to sell to the Purchaser substantially all of the assets and assume certain of the liabilities described herein relating to its business operated as a division of the Seller carried out under the name "New Castle Refractories Company," which division develops, manufactures, markets and sells clay and non-clay ceramic refractory products with plants or offices located in New Castle, Pennsylvania, Newell, West Virginia and Massillon, Ohio, (the "Business");

     WHEREAS, the Purchaser wishes to purchase such assets and the Business as a going concern and to assume certain liabilities of the Business, all as set forth in this Agreement; and

     WHEREAS, the Purchaser is owned and managed by Thomas E. Shaffer, Edward Allison Jr., and Thomas A. Huffman (collectively, the "Managers"), who are all executive officers of the Business and as such have been managing the Business for the Seller for years.

     NOW, THEREFORE, in consideration of the premises set forth herein, other good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby covenant and agree as follows:

                              Section 1. Asset Sale
                              ---------------------

     1.1. Agreement To Sell. At the Closing (hereinafter defined), the Seller shall sell, grant, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from the Seller upon the terms and subject to the conditions of this Agreement, free and clear of all liens, encumbrances and charges, all of the Seller's right, title and interest in the assets comprising, the Business, including, without limitation, the following (the "Assets"):

          (a) All inventory and stock in trade of the Business owned by the Seller on the Closing Date (as hereinafter defined);

          (b) All prepaid expenses (except insurance), accounts receivable not in excess of $1,500,000, notes and security for debts owed to and owned by the Seller on the Closing Date and relating to the operation of the Business;

          (c) All real estate owned by the Seller together with the Seller's interest in all mineral rights (including, without limitation, gas wells in Massillon, Ohio) and improvements thereto occupied by the Business at New Castle, Lawrence County, Pennsylvania, Newell, Hancock County, West Virginia, and Massillon (Townships of Lawrence and Tuscarawas) Stark

     County, Ohio, (the "Premises"), described more fully in Exhibits "A", "B" and "C" attached hereto and incorporated herein;

          (d) All furniture, fixtures, supplies, materials, machinery, vehicles and equipment owned by the Seller on the Closing Date used in the Business and located on or about the Premises, including without limitation those items specifically listed on Exhibit "D" attached hereto and incorporated herein (the "Fixed Assets");

          (e) All credits arising out of or relating to the operations of the Business due to the Seller from suppliers on the Closing Date;

          (f) All raw materials, work in progress and finished goods used in the Business;

          (g) All permits, approvals, licenses, authorizations and other rights obtained from any government or agency thereof related to the operation of the Business, to the extent transferable;

          (h) All books, records, warranties and information of the Seller relating to the Assets, management and operation of the Business;

          (i) All customer lists, patents, designs, trademarks, service marks, copyrights or applications therefor, licenses, permits and authorizations, the website at www.newcastlerefractories.com, trade names, slogans which the Seller is the owner, licensor or licensee, together with the name "New Castle Refractories Company" and "Corundite Refractories", and any similar name or names used by the Seller in connection with the Business (individually and collectively "Names") and any goodwill attaching thereto. After the closing, the Seller shall cease using the Names and any telephone numbers listed under the Names all of which are conveyed to the Purchaser and the Seller shall cancel its registration of the Names in all jurisdictions including Pennsylvania, West Virginia, Ohio and any other state where the Names may be registered.

          (j) All other assets owned by the Seller, tangible or intangible, wherever located, relating to or used or useful in connection with the Business, but not the Assets described in section 1.2;

     1.2. Excluded Assets. Notwithstanding anything to the contrary contained in section 1.1 or elsewhere in this Agreement, the following assets of the Seller (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of the Seller after the Closing:

          (a) all cash, cash equivalents and short-term investments not shown on the Closing Balance Sheet, Exhibit "E";

          (b) all personnel records and other records that the Seller is required by law to retain in its possession. The Purchaser agrees that (i) all such records that are located at the Premises on the Closing Date may, at the Seller's discretion, remain at such Premises (ii) the Purchaser shall be responsible for the safe keeping of such records, (iii) the Seller and it's agents shall have access to all such records during normal business hours for inspection and copying, as long as the Seller doesn't

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

     unreasonably interfere with the Purchaser's business, and (iv) the Seller may remove such records upon not less than 5 days prior notice to the Purchaser and the Purchaser may, except to the extent precluded by law, may copy such records. This provision shall be binding on the successors and assigns of the Purchaser;

          (c) all claims for refund of any and all taxes and other governmental charges of whatever nature;

          (d) all rights in connection with and assets of the Plans (as defined herein);

          (e) all rights of the Seller under this Agreement, all instruments pursuant to which assets are transferred, and the Note (as defined herein);

          (f) any and all Assets located at any of the Seller's properties other than in New Castle, Pennsylvania, Newell, West Virginia, and Massillon, Ohio; and

          (g) all Assets not used exclusively in the Business.

     1.3. The Closing. At the consummation of the transactions contemplated hereby (the "Closing"), the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller, upon the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the Seller in this Agreement and any representations made by the Seller in any of the Exhibits to section 4, the Assets and, as consideration therefor (the "Purchase Price"), shall: (a) pay to the Seller the amounts set forth in section 2.1; and (b) assume and agree to pay or discharge the Seller's liabilities and obligations to the extent and only as provided in section 2.2.

       Section 2. Purchase Price; Assumption of Liabilities of the Seller
       ------------------------------------------------------------------

     2.1. Purchase Price. The Purchase Price for the Assets shall be equal to the Net Book Value at the time of Closing plus $250,000.00. The Net Book Value shall be based upon the balance sheet of the Seller for the Business (the "Closing Balance Sheet") prepared as of the most recent practical date before the Closing, but in no event earlier than November 30, 2002 and shall be calculated in the same method as is used to calculate the Net Book Value of the Business in the Interim Balance Sheet provided for below. Attached hereto as Exhibit "E" and incorporated herein is a balance sheet and Net Book Value calculation for the Business prepared by the Seller as of the most recent practicable date prior to the date of this Agreement (the "Interim Balance Sheet"). The Interim Balance Sheet is and the Closing Balance Sheet shall be a true and accurate representation of the assets and liabilities of the Business as of their respective dates and shall be prepared on the same basis as that of previous periods. The Purchaser understands and agrees that the Interim Balance Sheet and the Closing Balance Sheet will not include accounts receivable in excess of $1,500,000 and any accounts receivable 90 or more days old as of the Closing Date. If, after excluding accounts receivable 90 or more days old, the accounts receivable still exceed $1,500,000, the Seller shall retain ownership of mutually agreed upon Griffin Wheel accounts receivable so that the total accounts receivable on the Closing Balance Sheet will not exceed $1,500,000. The Purchase Price shall be paid as follows:

          (a) At the time of Closing, the Purchaser shall receive a credit in the amount of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars against the Purchase Price in consideration for the cancellation and termination of Employment Agreements between the Seller and Thomas E. Shaffer, L. Edward Allison, Jr. and Thomas A. Huffman (the "Employment Agreements"). The parties agree that any monies spent by the Seller for any and all expenses related to the sale of the Business to the Purchaser except for the Seller's legal fees, but including, without limitation, environmental reports and appraisals shall be deducted from the credit.

          (b) At the Closing, the Purchaser shall deliver to the Seller a promissory note in the principal amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars (the "Note") which will be secured by a mortgage on the Premises (the "Mortgage"), a security interest in the Assets (the "Security Agreement", and which Note, Mortgage, and Security Agreement shall be in a form mutually agreeable to the Purchaser and Seller. Said Note, Mortgage, and Security Agreement shall be subordinate only to the financing obtained by the Purchaser to pay the cash portion of the Purchase Price and an amount of not more than $300,000 to fund Purchaser's working capital.

          (c) At the Closing, the Purchaser shall pay the balance of the Purchase Price by wire transfer to the Seller;

          (d) This Agreement and the Closing are expressly subject to and contingent upon the Purchaser obtaining financing acceptable to the Purchaser for the completion of this transaction as set forth in section 7;

          (e) The Purchase Price shall be allocated as consistent with the Closing Balance Sheet.

     The parties shall make consistent use of such allocations for all tax purposes and in all filings, declarations and reports with the Internal Revenue Service with respect thereto. The Purchaser shall prepare and deliver Internal Revenue Service Form 8594 to the Seller within forty-five
     (45) days after the Closing Date to be filed with the Internal Revenue Service. In any proceeding relating to the determination of any tax, neither the Purchaser nor the Seller shall contend or represent that such allocation is not a correct allocation.

     2.2. Assumption of Liabilities. On the Closing Date, the Purchaser shall assume and agree to pay or discharge only the following liabilities and obligations of the Seller and no others (the "Assumed Liabilities"):

          (a) All liabilities, trade accounts payable and accrued expenses of the Seller acquired in the ordinary course of Business and reflected on the Closing Balance Sheet. The parties agree that the Interim Balance Sheet is accurate as of its date but is only an example;

          (b) All executory liabilities and obligations of the Seller not required to be performed prior to the Closing Date under the leases, licenses, commitments and agreements listed on Exhibit "H" hereto, including, without limitation, the union contracts applicable to the Business;

          (c) Any liability to the Seller's customers incurred by the Seller in the ordinary course of business for orders outstanding as of the Closing Date reflected on the Seller's books;

          (d) Any liability to the Seller's customers under written warranty agreements given by the Seller to its customers in the ordinary course of business prior to the Closing Date; and

          (e) The Purchaser's share of ad valorem real estate taxes as provided for in section 3.5.

     All debts, commitments, liabilities and obligations of the Seller, of every kind whatsoever, whether known or unknown, direct or contingent, in litigation or threatened or not yet asserted (other than the Assumed Liabilities) or any claims or demands based thereon or attributable thereto (other than Assumed Liabilities) are and shall remain the sole responsibility of the Seller. Without limiting the generality of the foregoing, specifically excluded from the Assumed Liabilities are any liabilities of the Seller with respect to any federal, state, local or foreign income, franchise or other tax imposed upon the Seller, any obligation of the Seller for any employee grievance pending at the Closing Date, any obligations of the Seller arising out of any pending or threatened litigation or for the adjustment or payment for returned or defective goods at any time sold by the Seller prior to the Closing Date, any liability or damages arising, directly or indirectly, from any violation or alleged violation by or on behalf of the Seller prior to the Closing Date of any federal, state, local or foreign laws, ordinances, regulations, decrees or rules or any unasserted claim, assessment or liability against the Seller arising prior to the Closing Date (except for the Assumed Liabilities) for all of which the Seller shall remain solely responsible and liable.

     Except as set forth in section 9.3, in no event shall the Purchaser assume, incur or be responsible for any liability, debt or obligation with respect to any income or other tax payable by the Seller incident to or arising as a consequence of the consummation by the Seller of this Agreement or any cost or expense incurred by the Seller incident to or arising as a consequence of such consummation of the negotiations in connection with this Agreement.

                  Section 3. Closing Date; Transfer Procedures
                  --------------------------------------------

     3.1. Closing Date. The closing of the sale and purchase of the Assets shall be held at 9:00 a.m., local time, on February 17, 2003, (the "Closing Date") at the Business's offices in New Castle, PA, or on such other date and at such other time or place as the parties may agree in writing.

     3.2. Deliveries by the Seller. At the Closing, the Seller shall deliver to the Purchaser the following:

          (a) a bill of sale for all of the Assets that are tangible personal property in the form delivered to the Purchaser for examination and approval at least fifteen (15) days prior to the Closing Date executed by the Seller;

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

          (b) an assignment of all of the Assets that are intangible personal property in the form delivered to the Purchaser for examination and approval at least fifteen (15) days prior to the Closing Date, which assignment shall also contain Buyer's undertaking and assumption of the Assumed Liabilities (the "Assignment and Assumption Agreement"), executed by the Seller;

          (c) for each Asset that is real property, a recordable general warranty deed, in the form delivered to the Purchaser for examination and approval at least fifteen (15) days prior to the Closing Date, executed by the Seller;

          (d) assignments of all intellectual property Assets and separate assignments of all registered trademarks in the form delivered to the Purchaser for examination and approval at least fifteen (15) days prior to the Closing Date, executed by the Seller;

          (e)  such  other  deeds,   bills  of  sale,   assignments   (including
     assignments of the union contracts applicable to the Business), certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by the Seller;

          (f) all contracts, agreements, commitments, warranties and rights relating to the Assets and the Business and its operation and the Seller shall take all actions reasonably required to put the Purchaser in actual possession, ownership, operation and control of the Assets and Business;

          (g) evidence and documents acceptable to the Purchaser and its counsel that all contracts or rights of the Seller which cannot be transferred effectively without the consent of third parties have received such consent, or if such consent is unobtainable, an agreement satisfactory to the Purchaser and its counsel assuring to the Purchaser all of the benefits of such contracts or rights;

          (h) a Subsistence Certificate and a Corporate Tax Lien Certificate showing that the Seller owes no such taxes, both dated and issued by the Commonwealth of Pennsylvania, Certificates of Good Standing from the states of West Virginia (confirming that all West Virginia taxes have been paid) and Ohio, and a tax certificate from the State of Ohio, all dated within thirty (30) days before Closing and evidence and documents acceptable to Purchaser and its counsel that Seller has complied with the applicable Bulk Sales Laws in Pennsylvania, West Virginia and Ohio;

          (i) at the Closing, the Seller shall execute all documents and take all actions reasonably necessary to transfer to the Purchaser all of the Seller's right, title and interest in and to the www.newcastlerefractores.com website. The Seller and the Purchaser shall also enter into a written agreement, reasonably acceptable to the Seller and the Purchaser, providing the Purchaser the free use of the Seller's mainframe computer for a period of one (1) year after the Closing Date in a similar method, manner, time and procedure as currently exists; and

          (j) the certificates required by section 7.5 and 10.2.

     3.3.  Deliveries  by the  Purchaser.  The  Purchaser  shall  deliver to the
Seller:

          (a) the portion of the Purchase Price provided for in section 2.1(c) by wire transfer to an account specified by the Seller in a writing delivered to the Purchaser at least one (1) business day prior to the Closing Date;

          (b) the Note, Mortgage and Security Agreement executed by the Purchaser;

          (c) the Assignment and Assumption Agreement executed by the Purchaser;

          (d) written terminations of the Employment Agreements executed by Messrs. Shaffer, Allison, and Huffman, and in form reasonably acceptable to the Seller; and

          (e) the certificate required by section 10.2.

     3.4. Release of Liens. At or prior to the Closing, the Seller shall deliver all necessary releases or waivers of all liens, charges, encumbrances and Uniform Commercial Code termination statements in forms reasonably acceptable to the Purchaser's counsel so that the Seller's title to the Assets is in conformity with section 4.2 hereof.

     3.5 Ad Valorem Taxes. Ad valorem real and tangible personal property taxes with respect to the Assets for the calendar year in which the Closing occurs shall be prorated between the Seller and the Purchaser as of the Closing Date on the basis of no applicable discount. If the amount of such taxes with respect to any of the Assets for the calendar year in which the Closing occurs has not been determined as of the Closing Date, then the taxes with respect to such Assets for the preceding calendar year, on the basis of no applicable discount, shall be used to calculate such prorations, with known changes in valuation or millage applied. The prorated taxes shall be an adjustment to the amount of cash due from the Purchaser at the Closing. If the actual amount of all such taxes varies by more than five thousand Dollars ($5,000) from estimates used at the Closing to prorate such taxes, then the parties shall prorate such taxes within ten (10) days following request by either party based on the actual amount of the tax bill.

             Section 4. Representations and Warranties of the Seller
             -------------------------------------------------------

     To induce the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser, as set forth below. However, the Purchaser acknowledges that the Managers have been operating the Business for the Seller and are therefore knowledgeable about the day to day operations of the Business. Accordingly, .the Purchaser shall not be entitled to rely on any representation or warranty set forth below if any of the Managers know or should know such representation or warranty is not true, accurate or complete. Representations and warranties set forth below that state that they are to the knowledge of the Seller or its executive officers responsible for a particular matter shall not include the knowledge of any of the Managers. For purposes of this Section 4, the term "knowledge" means actual knowledge without independent investigation.

     4.1. Organization and Good Standing. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to transact its business in the Commonwealth of Pennsylvania and states of Ohio and West Virginia. The Seller has all requisite corporate power and authority to conduct and transact at the

Premises its Business as it is presently being conducted, to enter into this Agreement and to perform and carry out the terms and provisions of this Agreement.

     4.2. Title to Tangible Assets. The Seller owns outright, and has good and marketable title to or a valid leasehold interest in all of the material tangible Assets used by the Seller regularly in the conduct of the Business, to the best of the Seller's knowledge and belief, free and clear of all liens, pledges, mortgages, security interests, leases, charges, restrictions, conditional sales contracts or other encumbrances or conflicting claims of any nature whatsoever, except as set forth in Exhibit "I" hereto and except for Assets disposed of in the ordinary course of business since the date of this Agreement. To the best of the Seller's knowledge and belief, all premiums necessary to maintain insurance policies maintained by the Seller with respect to the Business have been paid or accrued in full and reflected in the Closing Balance Sheet.

     4.3. Tax Matters. The types of state taxes paid by the Seller with respect to the Business are listed in Exhibit "I-1." To the best of the Seller's knowledge and belief, the Seller has filed or caused to be filed all such federal, state and local tax income returns and reports of the Seller through the taxable year ended September 30, 2001 which are due and required to be filed and has paid or caused to be paid all material taxes due through September 30, 2001 and, to the best of the Seller's knowledge and belief, any assessment of taxes received, except taxes or assessments that are being contested in good faith (and are separately and specifically identified on Exhibit I-1) and which have been adequately reserved against. Such returns have not been audited, and to the best of the Seller's knowledge and belief, the Seller has received no notice of, and to the best of the Seller's knowledge and belief, there is no pending or threatened proceeding or claim by any governmental agency for assessment or collection of taxes from the Seller. All such returns and reports have been prepared on the same basis as that of previous years and in accordance with all applicable laws, regulations and requirements, and accurately reflect the taxable income (or other measure of tax) of the Seller in all material respects. The Seller will pay all taxes applicable to the Business that accrue through the Closing Date other than those identified on the Closing Balance Sheet, Exhibit "E".

     4.4. Litigation and Claims. To the best of the Seller's knowledge and belief, except as disclosed in Exhibit "J" attached hereto and incorporated herein,:

          (a) there is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial proceeding relating to the Business, (individually and collectively "Proceeding"), pending, or to the best of the Seller's knowledge and belief, information and belief threatened, against the Seller, the Business or the Assets nor is the Seller or any of its directors or officers (other than the Managers) aware of any facts that, to its or their knowledge, might result in any such claim or Proceeding;

          (b) the Seller is not in default with respect to any order, award, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, which involves the possibility of any judgment or liability which may result in any adverse change in the financial condition of the Seller, the Business or the Assets;

          (c) without limiting the generality of the foregoing, except as noted in Exhibit "J," the Seller and its executive employees (other than the Managers) responsible for such matters have not received any notice of and have no knowledge of any pending or threatened Proceeding, demand, liability, claim, charge or assessment against the Business or the Assets relating to or arising, directly or indirectly, out of any of the following matters related to the Business: (i) unpaid tax or assessment; (ii) employment or collective bargaining agreement; (iii) worker's compensation claims, unpaid wages, salaries, overtime or vacation pay, sick leave or any law, rule or regulation relating to employment; (iv) any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, Benefit Plan, as hereinafter defined, or otherwise; (v) law, rule or regulation or violation of any law, rule or regulation, relating to the environment ("Environmental Claims"); (vi) patent, trademark, trade secret or other intellectual property; or (vii) product warranty or product liability claims.

     4.5. Additional Information. To the best of the Seller's knowledge and belief, except as disclosed in Exhibit "K" attached hereto and incorporated herein, the Seller neither owns, has in existence, has any rights or interest in or to, nor uses in the Business:

          (a) any trademark, trade or fictitious name or registration or application therefor or any copyright, invention, letters patent or application for letters patent. After the Closing, the Seller will terminate its use of the Names "New Castle Refractories Company" and "Corundite Refractories" and any similar or confusing name or names and shall not use or, to the extent it has the right and power to do so, permit anyone else to use any such names.

          (b) any insurance policy or bond in force with respect to the Business, the Assets or employees of the Seller related to the Business and providing services at the Premises;

          (c) any employment agreement or arrangement, oral or written, with any present or former employee of the Seller related to the Business and providing services at the Premises, under which any amount remains unpaid on the date hereof or will become payable after the date hereof;

          (d) any lease pursuant to which the Seller leases personal or real property used in the Business to or from any person or entity. To Seller's knowledge, all of those leases listed in Exhibit "K" are in full force and effect;

          (e) any collective bargaining agreement of the Seller with any labor union or other representative of employees employed by the Seller in connection with the Business.

     Complete and correct copies of the documents  referred to in  subparagraphs
(a) through (e) above have been made available to the Purchaser or the Managers. The Seller has no knowledge of any default or claimed or alleged default, or state of facts which with notice or lapse of time or both, may constitute a default, in any obligation of the Seller or of any other party to be performed under any of the agreements described in subparagraphs (a) through (e) above.

     4.6. Restrictions. To the best of the Seller's knowledge and belief, the Seller is not subject to any judgment, order, writ, injunction or decree which adversely affects or, so far as the Seller can now foresee, may in the future adversely affect, the Business or the Assets.

     4.7. Compliance With Laws. To the best of the Seller's knowledge and belief, the Seller has received all necessary authorizations, approvals, licenses, permits and orders of and from all governmental and regulatory officers, agencies and bodies that are material to the operation of the Business as it is now being conducted and will take all necessary actions to transfer the same to the Purchaser, to the extent that they are transferable. To the best of the Seller's knowledge and belief, the Seller has fully complied with and has received no notice of default under, and to the best of the Seller's knowledge and belief, the Seller is not in violation of, any law, ordinance, rule, regulation or order relating to the Business or Assets (including, without limitation, any zoning, safety, occupational health and safety, or price or wage control law, ordinance, rule, regulation or order) applicable to the Business or Assets as presently constituted which adversely affect or, so far as the Seller can now foresee, may in the future adversely affect, the Business or the Assets. To the best of the Seller's knowledge and belief, the Seller has not received any orders, decrees or mandates of any federal, state or local court or regulatory agency relating to the Business and has not received any citations or notice of violation of any laws, regulations, standards or orders relating to the environmental or occupational health and safety relating to the Business, any proposed penalties relating to the Business, or any claim or charges of unfair labor practices, labor discrimination or other unfair labor practices relating to the Business pending or threatened before any federal, state or local court or regulatory agency which remain unresolved. To the best of the Seller's knowledge and belief, Exhibit "L" attached hereto and incorporated herein sets forth a true and complete list of all such authorizations, approvals, licenses, permits and orders.

     4.8. Employee Benefit Plans. The Seller's only employee benefit plans applicable to employees of the Business other than its health insurance coverage, are its 401(k) plan. Its Employee Qualified Stock Purchase Plan, and its 125 Flexible Fringe Spending Benefits Plan (together, the "Plans"). The Seller shall assure that the employees of the Business will receive any employer matching payments under the Seller's 401(k) plan for the 2002 fiscal year of such plan even if the Closing occurs before December 31, 2002. To the best of the Seller's knowledge and belief,(i) the plans are in compliance with applicable laws, (ii) there is no actual or threatened liability under the applicable laws regarding the plans, and (iii) Seller has received no notice of such noncompliance or liability.

     4.9. Authorization. The Seller has full corporate power and authority to enter into this Agreement and consummate the transactions on its part contemplated hereby. The execution and delivery of this Agreement, and the sale, transfer and other actions contemplated hereby have been duly approved, consented to and authorized by all requisite corporate action of the Seller and the Seller has or will have by the Closing Date taken all actions required by any applicable law or otherwise regarding the sale, transfer and other actions contemplated in this Agreement on the part of the Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Seller constitutes a violation or breach of applicable law or of the Seller's Articles of Incorporation or Bylaws, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitutes a default) under any contract or instrument to which the Seller is a party or by which it is bound except where the violation, breach, or default would not have a material adverse affect on the Business or the Assets, taken as a whole. This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable in accordance with its terms.

     4.10. Fixed Assets. Exhibit "D" sets forth a true and complete list of all of the Fixed Assets.

     4.11 Accounts Receivable. To the best of the Seller's knowledge and belief, the Seller has entered into no agreements with customers of the Business to cancel give credits, or forgive any of the accounts receivable of the Business which are included on the Closing Balance Sheet, except as may be included in any reserve for bad debts reflected in the Closing Balance Sheet.

     4.12 Contracts. To the best of the Seller's knowledge and belief , except as disclosed in Exhibit "M" attached hereto and incorporated herein, the Seller is not a party to any agreement for the future purchase of materials, supplies, goods, machinery or equipment, sales agreement, distributorship or sales agency agreement or lease agreement that relates to the Business and to any period beyond the Closing Date, whether written or oral. To best of the Seller's knowledge and belief, except as disclosed in Exhibits "J" or "K," the Seller is not in default under and there is no pending or threatened claim, action or proceeding relating to any contract, agreement, lease or other document connected with or relating to the Business, Premises or Assets. Copies of all such written contracts, agreements, leases and documents and all terms of all oral agreements are accessible to the Managers.

     4.13 Financial Statements. To the best of the Seller's knowledge and belief, the Interim Balance Sheet presents and the Closing Balance Sheet will accurately present the financial condition of the Business at their dates and disclose all of the debts, liabilities, commitments and obligations of the Business, whether accrued, absolute, contingent, or otherwise due or to become due (including, without limitation, liabilities for taxes of any kind whatsoever) or arising out of transactions occurring, or any state of facts existing, on or prior to the date of the Interim Balance Sheet and the Closing Balance Sheet. The Interim Balance Sheet and the Closing Balance Sheet were prepared on a basis consistent with prior periods. To best of the Seller's knowledge and belief, as of the date hereof, there are no circumstances, conditions, events or arrangements, contractual or otherwise, which could be expected to give rise to any liabilities related to the Business, except in the normal course of the Business and consistent with the Seller's past practices, except as described in this Agreement.

     4.14 Changes in Financial Condition. Between the date on the Interim Balance Sheet and the Closing Date, and with respect to the Business, to the best of the Seller's knowledge and belief, the Seller has not incurred and will not, to the Seller's knowledge incur any obligations or liabilities, absolute, accrued, contingent or otherwise, except current liabilities incurred in the ordinary course of business; mortgaged, pledged, subjected to lien, charge or encumbrance, or granted a security interest in any of the Assets, tangible or intangible; canceled any debt or claim or sold or transferred any of the Assets or properties except sales out of inventory in the ordinary course of business; or waived any rights of substantial value; or entered into any transaction regarding or relating to the Assets or Business other than in the ordinary course of business.

     4.15 Patents and Similar Intangible Property. The Seller has no knowledge of any pending or threatened claim, demand or reason to believe that it is or may be infringing on or otherwise acting adversely to, the rights of any person under or in respect of any patent, trademark, service mark, trade name, copyright, license, or other similar intangible rights; the Seller is not obligated or under any liability to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, a patent, trademark, trade name, copyright or other intangible asset with respect to the use of the intangible property or in connection with the Seller's conduct of the Business or otherwise except for royalty payments alleged by Saint-Gobain to be due and which the Seller disputes.

     4.16 Information Systems. The information systems used by the Business consist of computer hardware with accompanying software located at the various Premises (the "On-Site Hardware"). The On-Site Hardware is leased by the Seller and the lease expires in approximately four months. The Business uses the Seller's mainframe computer for various purposes.

     4.17 Workers' Compensation Claims. The Seller, at its sole cost and expense, shall defend, be solely liable and responsible for and pay in full all workers' compensation claims asserted, relating to or in any manner connected with the Business or arising, directly or indirectly, from any events or circumstances whatsoever prior to the time of Closing. The Seller shall provide to the Purchaser at least ten (10) days prior to the Closing, copies of insurance policies to fully insure, cover and/or pay all workers' compensation claims including, without limitation, the claims of Randall Kennedy and Michael Mangino. The Purchaser shall have no responsibility or liability whatsoever with regard to any and all such claims.

     4.18. Disclosure/Disclaimer. All of the Seller's representations and warranties shall be deemed made again at the time of Closing and shall survive the Closing and transfer of the Assets, Premises and Business and shall not be merged therein. Except as expressly set forth in this Section 4, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets), liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such representations or warranties are hereby expressly disclaimed. The Purchaser hereby acknowledges and agrees that except to the extent specifically set forth in this Section 4, the Purchaser is purchasing the Assets on an "as is", "where-is" basis

           Section 5. Representations and Warranties of the Purchaser
           ----------------------------------------------------------

     The Purchaser hereby represents and warrants to the Seller as follows:

     5.1. Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly authorized and qualified to transact business in the states of Ohio and West Virginia. The Purchaser has all requisite corporate power and authority to conduct and transact the Business at the Premises after the Closing as it is presently being conducted by the Seller, to enter into this Agreement, and to perform and carry out the terms and provisions of this Agreement.

     5.2. Authorization. The execution and delivery of this Agreement, and the purchase and other actions contemplated hereby have been duly approved, authorized and consented to by all requisite corporate action on the part of the Purchaser and the Purchaser has taken all actions required by applicable law or otherwise regarding the purchase and other actions contemplated by this Agreement on the part of the Purchaser. The Purchaser has corporate power and authority to consummate the transactions on its part contemplated hereby, including without limitation, issuance of the Note and Mortgage. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein by the Purchaser constitutes a violation or breach of applicable law or of the Purchaser's Articles of Incorporation or Bylaws, or any order, writ, injunction, decree or judgment applicable to it, or constitutes a default (or would but for the giving of notice or lapse of time or both, constitute a default) under any contract or instrument to which the Purchaser is a party or by which it is bound except where the violation, breach, or default would not have a material adverse affect on the Business or the Assets, taken as a whole. This Agreement constitutes, and the Note and Mortgage when executed and delivered will constitute, the legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms.

                     Section 6. Conduct Pending the Closing
                     --------------------------------------

     The Seller hereby covenants and agrees that, during the period between the execution of this Agreement and the Closing and except as otherwise approved in advance in writing by the Purchaser:

     6.1. Conduct of Business. The Seller shall carry on the Business in the ordinary course of business consistent with past custom and practice.

     6.2. Access. The Purchaser and its authorized representatives shall have full access during normal business hours and so as not to interfere with normal Business operations to all properties, books, records, contracts and documents of the Seller, and the Seller shall furnish or cause to be furnished to the Purchaser and its authorized representatives all information with respect to the Assets, Premises or Business of the Seller as the Purchaser may reasonably request. In the event of the termination of this Agreement, all such information shall remain confidential and not be used by the Purchaser, its officers, directors, employees or agents, and all copies thereof shall be returned to the Seller.

     6.3. Contracts and Commitments. The Seller shall not enter into any contract, obligation, agreement, commitment or transaction not in the usual and ordinary course of its Business and not consistent with past practices.

     6.4. Sale of Capital Assets. The Seller will not sell or dispose of any Assets or capital assets of the Business.

     6.5. Liabilities. The Seller will not, and will not agree to, knowingly and affirmatively create any indebtedness or any other fixed or contingent liability applicable to the Business including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others, other than that incurred in the usual and ordinary course of its Business consistent with past practices, and that incurred pursuant to existing contracts and items disclosed in the Exhibits attached hereto or any writings to be assumed by the Purchaser.

     6.6. Insurance. The Seller will use commercially reasonable efforts to maintain in full force and effect all present insurance insuring the Business, its employees, the Premises or the Assets wherever located. The Seller shall give notice to the Purchaser within two business days but in any event before the Closing of any cancellation or lapse of its insurance coverage before the Closing.

     6.7. Preservation of Organization and Employees. The Seller will use commercially reasonable efforts to preserve the Business and Assets intact, to keep available its respective key officers and employees, and to preserve the present relationships of the Seller with its suppliers, customers, banks, employees and others having business relations with it.

     6.8 Reasonable Efforts to Close. The Seller and the Purchaser each agree to use commercially reasonable efforts to take all action and do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the closing conditions set forth in sections 7 and 8.

     6.9 Notice of Developments. The Seller may elect any time to notify the Purchaser of any development causing a breach of any of its representations and warranties set forth in section 4. Unless the Purchaser has the right to terminate this Agreement pursuant to section 13.1(b) below by reason of the development and exercises that right within the period of twenty (20) business days referred to in section 13.1(b) below, the written notice pursuant to this section 6.9 will be deemed to have amended and qualified the representations and warranties contained in section 4 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development. The Purchaser may elect any time to notify the Seller of any development causing a breach of any of its representations and warranties set forth in section 5. Unless the Seller has the right to terminate this Agreement pursuant to section 13.1(b) below by reason of the development and exercises that right within the period of twenty (20) business days referred to in section 13.1(b) below, the written notice pursuant to this section 6.9 will be deemed to have amended and qualified the representations and warranties contained in section 5 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

         Section 7. Conditions Precedent to the Purchaser's Obligations
         --------------------------------------------------------------

     All obligations of the Purchaser under this Agreement are subject to the complete fulfillment, prior to or at the Closing, of each of the following conditions unless otherwise waived in writing by the Purchaser:

     7.1. Representations and Warranties. The Seller's representations and warranties contained in section 4 of this Agreement shall be true in all respects at and as of the time of Closing.

     7.2. Performance of Agreements. The Seller shall have fully performed and complied with all covenants and agreements required by this Agreement at or prior to the Closing.

     7.3. Damage or Destruction. There shall have been no damage or destruction or other change with respect to any of the Premises that, as to each individual plant or in the aggregate, would have a material adverse effect on the use or occupancy of the Premises or the operation of the Business as currently conducted by the Seller.

     7.4. Closing Deliveries. The Seller shall have delivered the documents, writings and other items described in this Agreement including, without limitation, those in sections 3.2 and 3.4 hereof.

     7.5. Closing Certificate. At or prior to the Closing, the Seller shall have delivered to the Purchaser: (i) a certificate signed by the President and the Chief Financial Officer of the Seller, confirming satisfaction of the conditions set forth in sections 7.1, 7.2 and 7.3 above; (ii) a true certificate of the Secretary or Assistant Secretary of the Seller certifying and attaching true and complete copies of the Articles of Incorporation and By-Laws of the Seller as the same are in force on the Closing Date and the proper Resolution by Seller's Board of Directors authorizing the making of this Agreement, the conveyance of the assets and transactions contemplated hereby, and certifying the incumbency of the officers of the Seller executing this Agreement or any writing or documents delivered hereunder and the items required by Section 3.2 (h).

     7.6. Opinion of Counsel. The Seller shall have delivered to the Purchaser a written opinion of counsel to the Seller dated as of the Closing Date addressed to the Purchaser in form and substance as set forth in Exhibit "N" attached hereto.

     7.7. No Litigation. There shall not be any pending or to the knowledge of the Seller threatened claim, demand, action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall or may seek to restrain, prohibit, restrict or invalidate the transactions contemplated hereby.

     7.8 Financing. The Purchaser shall have obtained financing acceptable to the Purchaser for the purchase of the Business.

     7.9 Union Contracts. The assignment by the Seller to the Purchaser of the three union contracts applicable to the Business; and

     7.10 Bulk Sale Laws. Compliance by the Seller with the requirements of the applicable bulk sale laws in Ohio, Pennsylvania, and West Virginia.

     7.11 Material Adverse Change. No material supplier of the Business shall have indicated in writing that it will stop, or materially decrease the rate of, supplying materials, products or services to the Business, and no customer which is one of the five largest customers of the Business during the past two years has indicated in writing that it will stop, or materially decrease the rate of, buying products from the Business, unless such lost business is likely to be recouped by written commitments for orders from other customers.

           Section 8. Conditions Precedent to the Seller's Obligations
           -----------------------------------------------------------

     All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions:

     8.1. Representations and Warranties. The Purchaser's representations and warranties contained in section 5 of this Agreement shall be true at and as of the time of Closing.

     8.2. Performance of Agreements. The Purchaser shall have performed and complied with all of its covenants and agreements required by this Agreement prior to or at the Closing.

     8.3. Closing Deliveries. The Purchaser and the Managers shall have delivered the documents, writings and other items described in this Agreement, including, without limitation, those in Section 3.3 above and the Purchaser shall have paid the Purchase Price to the Seller as described in section 2.1 hereof.

     8.4. No Litigation. There shall not be any pending or threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby.

     8.5 Union Contracts. The assumption by the Purchaser of the three union contracts applicable to the Business and legally binding written confirmation by the unions that the Seller is released from all of the Seller's obligations thereunder other than those accrued on the Closing Date.

     8.6 Opinion of Counsel. The Purchaser shall have delivered to the Seller a written opinion of counsel to the Purchaser dated as of the Closing Date addressed to the Seller in form and substance acceptable to the Seller.

                          Section 9. Fees and Expenses
                          ----------------------------

     9.1. Representation and Indemnity With Respect to Brokers. Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the parties hereto shall fully defend, indemnify and hold the other harmless against any and all claim, loss, liability or expense which may be asserted against such other party as a result of such first mentioned party's dealings, arrangements or agreements with any such broker or person.

     9.2. Expenses of the Transaction. Unless otherwise agreed in writing by the Seller and the Purchaser, each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

     9.3. Sales, Transfer and Documentary Stamps. The Seller and the Purchaser shall share equally all realty transfer taxes or stamps, if any, due as a result of the transfers of the Premises, Business and Assets to the Purchaser hereunder. Real estate taxes on the Premises and property shall be prorated on the basis of the applicable tax year between the Seller and the Purchaser as of the Closing Date. The Seller shall pay all charges and assessments for all utilities used at the Premises through the Closing Date.

                           Section 10. Indemnification
                           ---------------------------

     10.1 Liabilities. All liabilities and obligations of the Seller, relating or attributable to the Business, Premises or Assets and arising from conduct or transactions occurring prior to the time of Closing (including claims made after the Closing with respect to products sold by the Seller before the Closing) are and shall remain the sole responsibility of the Seller except for the Assumed Liabilities expressly assumed by the Purchaser in section 2.2. From and after the time of Closing, all liabilities and obligations with regard to the Business, Assets, Premises and property transferred under this Agreement shall be the sole responsibility of the Purchaser.

     10.2 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Seller and the Purchaser in this Agreement shall survive the Closing and delivery of the Business, Premises and Assets, and related documents and shall not merge therein and shall continue in full force and effect for a period of two years thereafter. Except as set forth in a certificate to be delivered by the Purchaser to the Seller at the Closing, to the knowledge of the Purchaser, the Purchaser, by closing the transactions contemplated hereby, certifies to the Seller that the Purchaser is not aware of any facts or circumstances that would serve as the basis for a claim by the Purchaser against the Seller based upon a breach of any representations and warranties of the Seller contained in this Agreement or breach of any of the Seller's covenants or agreements to be performed by it at or prior to the Closing. The Purchaser shall be deemed to have waived in full any breach of any of the Seller's representations and warranties and any such covenants and agreements of which the Purchaser has such awareness at the Closing. Except as set forth in a certificate to be delivered by the Seller to the Purchaser at the Closing, to the knowledge of the Seller, the Seller, by closing the transactions contemplated hereby, certifies to the Purchaser that the Seller is not aware of any facts or circumstances that would serve as the basis for a claim by the Seller against the Purchaser based upon a breach of any representations and warranties of the Purchaser contained in this Agreement or breach of any of the Purchaser's covenants or agreements to be performed by it at or prior to the Closing. The Seller shall be deemed to have waived in full any breach of any of the Purchaser's representations and warranties and any such covenants and agreements of which the Seller has such awareness at the Closing.

     10.3 Indemnification by the Seller. The Seller shall fully indemnify, defend and hold the Purchaser harmless from and against: (a) any and all actual, potential or threatened claims, lawsuits, actions, suits, judgments, awards, orders, losses, penalties, fines, environmental claims, debts, liabilities or obligations of or claims, including, without limitation, reasonable attorney's fees in all trial and appellate proceedings ("Adverse Consequences") against the Seller (except those expressly assumed by the Purchaser as Assumed Liabilities pursuant to section 2.2) and relating or attributable to the Business, Premises, or Assets or caused proximately by the negligence or conduct of the Seller prior to the time of the Closing and delivery of actual possession of the Assets and Business to the Purchaser; and (b) all Adverse Consequences, (including environmental claims) (including reasonable attorneys' and experts' fees) judgment, order or award, or other loss incurred by the Purchaser caused proximately by any breach by the Seller of any representation or warranty made by the Seller in section 4, or the Seller's default or breach of any agreement or covenant made by the Seller in this Agreement. Provided, however, that (a) the Purchaser must make a written claim for indemnification against the Seller within two years after the Closing in order for the Purchaser to enforce the provisions of this section 10.3, and (b) the Seller shall not have any obligation to indemnify the Purchaser from and against any Adverse Consequences until the Purchaser has suffered Adverse Consequences in a dollar amount in excess of 4% of the Purchase Price in the aggregate, and then only for the amount by which the dollar amount of the Adverse Consequences exceeds 4% of the Purchase Price.

     10.4 Indemnification by the Purchaser. The Purchaser shall fully indemnify and hold the Seller harmless from and against: (a) the Assumed Liabilities assumed by the Purchaser pursuant to this Agreement and especially section 2.2;
(b) all Adverse Consequences, debts, liabilities and obligations directly relating or attributable to the Business or Assets and arising subsequent to the time of the Closing; and (c) all Adverse Consequences (including reasonable attorneys' fees) caused proximately by any breach by the Purchaser of any representation or warranty made by the Purchaser in section 5 of this Agreement or the breach by the Purchaser of any agreement or covenant made by the Purchaser in this Agreement. Provided, however, that (a) the Seller must make a written claim for indemnification against the Purchaser within two years after the Closing in order for the Seller to enforce the provisions of this section 10.4, and (b) the Purchaser shall not have any obligation to indemnify the Purchaser from and against any Adverse Consequences under section 10.4(c) until the Seller has suffered Adverse Consequences in a dollar amount in excess of 4% of the Purchase Price in the aggregate, and then only for the amount by which the dollar amount of the Adverse Consequences exceeds 4% of the Purchase Price.

     10.5 Defense of Claims. Promptly after receipt of any written notice of claims or service of process by any third person in any litigation in respect of which indemnity may be sought from the other party pursuant to this section 10, the party so served shall immediately notify the indemnifying party of the commencement of such claim or litigation, and the indemnifying party shall be entitled to assume the defense thereof at its expense with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party; provided, however, that the indemnifying party shall not consent to the entry of any judgment or enter into any settlement with respect to such third party claim without the consent of the indemnified party (not to be withheld unreasonably). Unless and until the indemnifying party assumes the defense of such third party claim as provided for herein, the indemnified party may defend against the third party claim in any manner it reasonably deems appropriate. In no event will the indemnified party consent to the entry of any judgment or enter into any settlement with respect to a third party claim without the prior written consent of the indemnifying party (not to be withheld unreasonably).

     10.6 Exclusive Remedy. The Purchaser and the Seller acknowledge and agree that the foregoing indemnification provisions in this section 10 shall be the exclusive remedy of the Purchaser and the Seller with respect to the Business, the Assets, and the transactions contemplated by this Agreement, except for any breach of the provisions of sections 11.2, 14.3 and 14.5 hereof.

                        Section 11. Post-Closing Matters
                        --------------------------------

     11.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party.

     11.2. Responsibility for Litigation. The Seller shall be responsible for all present or future litigation, workers' compensation claims, demands and claims (including mixed dust, asbestos and/or silica cases, environmental claims) for any loss, damage and/or injury and all related costs or expenses arising out of its use of the Assets or the conduct of the Business up to the time of Closing. With respect to product liability claims, the Seller shall be responsible for all claims, demands and actions for loss, damage and/or injury arising out of products sold by the Seller prior to the Closing Date and the Purchaser shall be responsible for all claims for injury arising out of products sold or manufactured by the Purchaser after the time of Closing. The party liable shall direct or control, or continue to direct or control, as the case may be, the conduct of such litigation. The other party shall cooperate with any reasonable requests of the party liable or its attorneys in the investigation or defense of such litigation, including the availability of records, books or other corporate documents including the Assets. To the extent testimony of the other party's employees is necessary, the other party shall make them available consistent with the needs of the business and shall be reimbursed for all out-of-pocket expenses incurred by the other party or individual employees and pro rata salaries and payroll costs for the time such employees devote to complying with the requests of the party liable hereunder.

     11.3 Satisfaction of Debt. The Seller covenants and warrants that, promptly after the Closing, it will satisfy in full all of the Seller's debts, liabilities and obligations relating to or connected with the Assets, Premises or Business as of the Closing Date, except for the Assumed Liabilities.

     11.4 Employees and Employee Benefits.

          (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by the Seller exclusively with respect to the Business as currently conducted, including employees on temporary lease of absence, including family medical leave, military leave, temporary disability or sick leave.

          (b) Employment of Active Employees by The Purchaser.

               (i) The Purchaser is not obligated to hire any Active Employee. The Purchaser will provide the Seller with a list of Active Employees to whom the Purchaser has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Effective immediately before the Closing, the Seller will terminate the employment of all of its Hired Active Employees.

               (ii) The Purchaser shall inform the Seller promptly of the identities of those Active Employees to whom it will not make employment offers, and the Seller shall assist the Purchaser in complying with the Worker Adjustment and Retraining Notification Act as to those Active Employees.

               (iii)  It is  understood  and  agreed  that  (A) the  Purchaser's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, contract or understanding (expressed or implied) of any obligation on the part of the Purchaser to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that the Purchaser may establish pursuant to individual offers of employment, and (B) employment offered by the Purchaser is "at will" and may be terminated by the Purchaser or by an employee at any time for any reason (subject to any written commitments to the contrary made by the Purchaser or an employee and applicable legal requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of the Purchaser to terminate, reassign, promote or demote any of the Hired active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

          (c) Salaries and Benefits.

               (i) The Seller shall be responsible for the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of the Seller through the close of business on the Closing Date, including pro rata bonus payments (excepting therefrom all accrued benefits included on the Closing Balance Sheet, Exhibit "E" (ii) The Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under any of the Seller's employee plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

          (d) The Seller's 401(k) Plan. All Hired Active Employees who are participants in the Seller's 401(k) plan shall have such benefits as of the Closing Date as are provided for in such plan. The Seller shall amend its 401(k) plan to provide that all Hired Active Employees will be fully vested as of the Closing Date.

          (e) No Transfer of Assets. The Seller will not make any transfer of its 401(k) or any other employee benefits to the Purchaser.

          (f) General Employee Provisions.

               (i) The Purchaser shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by the Seller.

               (ii) The Purchaser's employee plan shall provide that Hired Active Employees be given credit for service to the Seller for purposes of vesting or eligibility for benefits.

     11.5 Environmental Remediation. The Purchaser has procured an environmental report, prepared by Clayton Group Services (the "Report"). The Seller will arrange for INTEX Environmental Group, Inc. (the "Remediation Company") and pay the Remediation Company for the remediation of the heating oil contamination (the "Remediation") described in the Report, pursuant to a plan prepared by the Remediation Company (the "Plan"). Prior to the Closing, the Seller shall submit to and obtain the written approval of the Plan by the lenders providing financing to the Purchaser to complete this transaction. The Seller will discuss with the Purchaser the plans and procedures for the Remediation before it is commenced and the Purchaser will cooperate with the Remediation Company, and provide the Remediation Company with power and a potable water supply. To the extent reasonably possible, the Remediation shall be conducted so as not to unreasonably interfere with the operation by the Purchaser of the Business. Such payments shall be made by the Seller to the applicable service providers within 10 days after the Seller's receipt of invoices from service providers therefor. The Seller shall procure such post-remediation certifications from applicable governmental authorities as are required by applicable law and will request from the contractor performing the work that to the best of its knowledge and belief, the work complies with applicable laws.

                          Section 12. Fire and Casualty
                          -----------------------------

     The Seller assumes all risk of destruction, loss or damage due to fire or any other casualty up to the time of Closing. In the event of the destruction, loss or damage due to fire or other casualty, of substantially all of the Assets or Premises, the Purchaser shall have the option to terminate this Agreement, and all rights and obligations of the Purchaser and the Seller shall terminate. The Purchaser shall notify the Seller within thirty (30) days after receiving written notice from the Seller of the destruction, loss or damage due to fire or other casualty, of its decision to terminate this contract. If the Purchaser does not notify the Seller of the termination or if the destruction, loss or damage due to fire or other casualty involves only a part of the Assets, this Agreement shall remain in full force and effect, provided, however, that the purchase price shall be adjusted prior to the Closing to reflect the destruction, loss or damage. If the Purchaser and the Seller are not able to agree on the amount of the adjustment, the dispute shall be determined by an independent and impartial appraiser selected by the Purchaser and the Seller and the determination of the appraiser shall be binding on both the Purchaser and the Seller. If the Purchaser and the Seller cannot agree on an independent, impartial appraiser, then either party may petition the Court of Common Pleas of Lawrence County, Pennsylvania for the appointment of such appraiser.

                      Section 13. Termination of Agreement
                      ------------------------------------

     13.1 Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

          (a) the Purchaser and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing, or in accordance with the provisions of section 12;

          (b) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (i) the Seller has within the then previous twenty (20) business days given the Purchaser any notice pursuant to section 6.9 above and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Business as to each individual plant or in the aggregate or adversely affect Purchaser's ability to obtain financing for this transaction. The Seller may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing in the event (i) the Purchaser has within the then twenty (20) business days given the Seller any notice pursuant to section 6.9 above and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition of the Business as to each individual plant or in the aggregate or affects Purchaser's ability to obtain financing for this transaction.

          (c) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (i) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchaser has notified the Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the Closing shall not have occurred on or before February 17, 2003, by reason of the failure of any condition precedent under section 7 hereof (unless the failure results primarily from the Purchaser itself breaching any representation, warranty, or covenant contained in this Agreement);

          (d) the Seller may terminate this Agreement by giving notice to the Purchaser at any time prior to the Closing (i) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Purchaser of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (ii) if the

     Closing shall not have occurred on or before February 17, 2003, by reason of the failure of any condition precedent under section 8 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (e) the Purchaser may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event that Griffin Wheel ceases to be a customer of the Seller at any time prior to the Closing.

     13.2 Effect of Termination. If any party terminates this Agreement pursuant to section 13.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party (except for any liability of any party then in breach). In the event of a termination pursuant to the provisions of this section 13, each party shall pay its own expenses incident to the preparation and consummation of this Agreement and the transactions contemplated hereunder; provided, however, that if either party willfully fails or refuses to perform its obligations hereunder or to consummate the transactions contemplated by this Agreement in default of this Agreement the defaulting party shall be required to reimburse the non-defaulting party immediately upon demand for all reasonable costs and expenses (including attorneys and experts' fees) incurred by the non-defaulting party as a direct result of the default.

                            Section 14. Miscellaneous
                            -------------------------

     14.1. Governing Law. This Agreement shall be solely governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania without regard to any principles of conflict of laws. The Seller and the Purchaser agree that all lawsuits, disputes or actions involving or relating to this Agreement or its interpretation or enforcement shall be brought only in the Court of Common Pleas of Lawrence County, Pennsylvania, and each party agrees to submit to the jurisdiction of said Court.

     14.2. Headings for Reference Only. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement or affect the meaning or be used in interpretation of this Agreement.

     14.3. No Publicity. No press releases or public disclosures, either written or oral, of the transactions contemplated by or concluded under this Agreement, shall be made by either party without the prior knowledge and written consent of the other party, except that no consent of the Purchaser shall be required for disclosures the Seller is required to make under provisions of the applicable federal and state securities laws and the parties may discuss this Agreement with representatives of the unions representing employees of the Business.

     14.4. Notices. Any notice, communication, demand or other writing required or permitted to be given, made or accepted by any party to this Agreement ("Notice") shall be given by personal delivery or by depositing the same in the United States mail, properly addressed, postage prepaid and registered or certified with return receipt requested. A Notice given by personal delivery shall be effective upon delivery and a Notice given by registered or certified mail shall be deemed effective on the third business day after such deposit. For purposes of Notice, the addresses of the parties shall be, until changed by a Notice given in accordance herewith, as follows:

      If to the Purchaser:           Thomas E. Shaffer
                                     New Castle Refractories Company
                                     915 Industrial Street
                                     New Castle, PA 16102


      With a required copy to:       David T. Mojock, Esquire
                                     Balph, Nicolls,  Mitsos,  Flannery & Clark
                                     300 Sky Bank Bldg., 14 N. Mercer St.
                                     New Castle, PA 16101


      If to the Seller:              Dixon Ticonderoga Company
                                     Richard F. Joyce, Esquire
                                     195 International Parkway
                                     Heathrow, FL  32746


      With a required copy to:       Philip M. Shasteen, Esquire
                                     Johnson, Blakely, Pope,
                                     Bokor, Ruppel & Burns, P.A.
                                     100 North Tampa Street, Suite 1800
                                     Tampa, FL  33602-5145

     14.5. Non-Competition. The Seller and its Chairman, co-CEOs and CFO (collectively, the "Restricted Parties") agree that for a term of five years after the Closing Date, they will not engage directly or indirectly, whether individually or in partnership or in conjunction with any other person, firm, association, syndicate or corporation, as principal, agent, shareholder, employee, consultant or in any other manner whatsoever, in any business activity competitive with the Business of the Seller as purchased by the Purchaser and constituted on the Closing Date within a radius of one thousand (1,000) miles of each of the plants and offices of the Seller being conveyed as the Premises under this Agreement. The Restricted Parties agree that the limitations set forth above are reasonable in time and geographic scope, and if any provision hereof is held invalid or unenforceable, the remainder shall nevertheless remain in full force and effect. In particular, the Restricted Parties agree that if any court of competent jurisdiction shall determine that the duration or geographical limit of the foregoing non-competition covenant is invalid or unenforceable, it is the intention of the Restricted Parties and the Purchaser that it shall not be terminated thereby but shall be deemed to have been amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the jurisdiction of the court making such adjudication. The Restricted Parties further agree or unless compelled by legal process or required under applicable federal or state securities laws: (i) not to disclose, in any manner, to any third parties or persons any confidential information or trade secrets of the Seller with regard or related in any manner to the Business or Assets of the Seller unless already in the public domain through no act or omission of the Seller; (ii) not to solicit or contact any person or firm who on the Closing Date is a customer or supplier of the Seller with respect to any business activity competitive with the Purchaser's business; and (iii) not to interfere with, entice or hire away present employees of the Seller who become employed by the Purchaser. The Restricted Parties further acknowledge and agree that any violation of any of the covenants in this section
14.5 will cause substantial and irreparable injury to the Purchaser, whereupon the Restricted Parties shall be permanently enjoined from any breach or threatened breach thereof in addition to, but not in limitation of any of the rights or remedies to which the Purchaser is or may be entitled to at law, in equity, under this Agreement or otherwise.

     14.6. Assignment. Except as set forth in this Agreement, neither this Agreement nor any of the parties rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of the other party. In the event of any such assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, shall be deemed to confer upon any other person any rights or remedies under or by reason of this Agreement.

     14.7 Waiver. Each party has the right at all times to strictly enforce any or all of the terms and provisions of this Agreement. Each party agrees that no course of dealing, custom or conduct by the other party nor any delay or failure on the part of the other party to exercise any right, power or remedy at any time or times shall operate as or be deemed a waiver or release of any such right, power or remedy nor shall any waiver of one breach be construed as a waiver or release of any rights, breach, benefits or remedies with respect to any subsequent breach. Neither party shall be deemed to have waived or released any rights, privileges or remedies under this Agreement unless such waiver or release is given in a writing signed by an authorized representative of such party.

     14.8 Severability and Construction. If any part of this Agreement or the application thereof shall be held to be invalid, illegal or unenforceable with respect to any person or set of circumstances under any present or future laws in effect at any time during the term of this Agreement, such holdings shall not render that provision or term invalid or unenforceable as to any other persons or circumstances. If feasible, it is the intent of the parties that any such offending provision or term shall be deemed modified to be within the maximum limits of enforceability or validity while most nearly preserving its original intent and purpose; however, if the offending provision or term cannot be so modified, it shall be stricken and all other provisions and terms of this Agreement shall remain valid and enforceable. Each paragraph, term and provision constitutes a separate and distinct covenant and agreement. This Agreement has been made as a result of negotiations and, therefore, shall be construed in a neutral manner. The neuter shall be interpreted to include the masculine and feminine and the singular includes the plural and vice versa whenever necessary to give the term or provision its intended meaning and effect. The term "person" as used in this Agreement shall mean and include any individual, corporation, partnership, limited liability company, association, trust, estate or any other type of entity.

     14.9 Entire Agreement and Amendment. This document constitutes the final and entire Agreement between the Purchaser and the Seller and supercedes all prior or contemporaneous agreements, understandings and representations, written or oral, between the parties. This Agreement may not be validly amended except by an agreement in writing signed by the only authorized representatives of the parties hereto. This Agreement has been made solely for the benefit of the parties hereto and is not intended to and shall not create any rights, remedies or interests in any other person or entity.

     14.10 Authority. By execution of this Agreement, each person represents and warrants his right, ability and authority to sign and bind his principal to all terms and provisions of this Agreement, and each party may fully rely thereon without verification.

     14.11 Force Majeure. If either party shall be delayed in the performance of any act required by this Agreement (but not the requirement to make payments due under the Note, Mortgage and Security Agreement) by reason of strikes, restrictive laws, riot, acts of God or other similar reasons not the fault of the non-performing party, then the performance time for such acts shall be extended for a period equivalent to the period of such delay.





                [The balance of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties intending to be legally bound, have signed and sealed this Agreement in New Castle, Lawrence County, Pennsylvania, on the day and year first above written.


                                    SELLER:
ATTEST:                             DIXON TICONDEROGA COMPANY


/s/ Richard A. Asta                 BY: /s/ Gino N. Pala as Chairman
                                             as 12/23/02

WITNESS:                            PURCHASER:
                                    NEW CASTLE REFRACTORIES COMPANY, INC.


/s/ Lauren Edward Allison           BY: /s/ Thomas E. Shaffer
/s/ Thomas H. Huffman                        as President and CEO

                            DIXON TICONDEROGA COMPANY
                      NEW CASTLE REFRACTORIES COMPANY, INC.


                                List of Exhibits
                                       to
                            Asset Purchase Agreement



        Exhibit:          Description and Where Referred to:
        -------           ----------------------------------
      Exhibit "A"-"C"   Real estate legal descriptions -ss.1.1(c)
      Exhibit "D"       Fixed Assets list -ss.1.1(d)
      Exhibit "E"       Net Book Value Calculation -ss.1.2(a)
      Exhibit "H"       Assumed Liabilities -ss.2.2(b)
      Exhibit "I"       Liens, mortgages, encumbrances, etc. -ss.4.2
      Exhibit "I-1"     State Taxes -ss.4.3
      Exhibit "J"       Litigation and Claims -ss.4.4
      Exhibit "K"       Trademarks, inventions, patents, insurance
                          policies, employment agreements, leases,
                          collective bargaining agreements -ss.4.5
      Exhibit "L"       List of Authorizations, Approvals, Licenses,
                          Permits and Orders -ss.4.7
      Exhibit "M"       Contracts -ss.4.12
      Exhibit "N"       Opinion of Seller's Counsel -ss.7.6

                                                                     Exhibit "A'
                                                                     -----------

                                  Pennsylvania
                                  ------------



ALL THAT CERTAIN piece or parcel of land set in the Seventh Ward, City of New Castle, County of Lawrence and Commonwealth of Pennsylvania, bounded and described as follows:

BEGINNING at a point on the East line of Industrial Street, 33 feet wide, at the northerly line of land now or formerly of Lockley Manufacturing Company; thence along the East line of Industrial Street North 42(Degree) 01' East 285.89 feet to a point on line of land heretofore conveyed by Edward King to the Pittsburgh & Lake Erie Railroad Company by deed dated December 11, 1914 and recorded in the Recorder's Office of Lawrence County in Deed Book 181, Page 393; thence along the line of the land conveyed to the Pittsburgh & Lake Erie Railroad Company by the aforesaid deed in a general eastwardly direction by the arc of a circle curving to the right having a radius of 277.98 feet an arc distance of 122.98 feet to a point; thence South 47(Degree) 59' East 823.50 feet to a point; thence South 51(Degree) 23' West 354.94 feet to a point; thence along the line of land now or formerly of Lockley Manufacturing Company North 47(Degree) 59' West
868.39 feet to the point on the easterly side of Industrial Street, 33 feet wide, being the point at the place of BEGINNING.

TOGETHER with that certain right of way with the liberties and privileges granted to Edward King by the Pittsburgh & Lake Erie Railroad Company by Deed dated April 30, 1917, and recorded in Recorder's Office of Lawrence County in Deed Book Volume 188, Page 500.

TOGETHER ALSO with the right to lay underground pipe lines across property now or formerly of Allegheny and Western Railway company to the Shenango River as set forth in that certain deed from said Allegheny and Western Railway Company to New Castle Stamping Company dated September 20, 1901, and recorded in the Recorder's Office of Lawrence County in Deed Book Volume 104, Page 36.

                                                                     Exhibit "B"
                                                                     -----------

                                  West Virginia
                                  -------------

                                    PARCEL I
                                    --------

Certain parcels of real estate situated in the Town of Newell, County of Hancock and State of West Virginia, and bounded and described as follows:

1. ALL those parts of lots numbered from eighteen hundred three (1803) to eighteen hundred twelve (1812), inclusive, together with that part of what was formerly an alley upon which the north ends of said lots abutted (which alley has since been abandoned) between Second Avenue and Third Avenue, bounded and described as follows: Beginning at a point in the west line of lot numbered eighteen hundred three (1803) in the east line of Third Avenue, which point is ninety (90) feet northward of the southwest corner of said lot numbered eighteen hundred three (1803), and running thence Northwardly with the East line of Third Avenue Forty (40) feet to the southwest corner of Lot numbered eighteen hundred thirty seven (1837); thence eastward following the south lines of lot numbered from eighteen hundred thirty-seven (1837) down to eighteen hundred twenty-eight (1828), inclusive, to the south east corner of said lot numbered eighteen hundred twenty-eight (1828) in the West line of Second Avenue; thence southwardly along the said West line of Second Avenue Forty (40) feet to a point in the East line of said lot numbered eighteen hundred twelve (1812) which point is ninety (90) feet North of the southeast corner of said lot numbered eighteen hundred twelve (1812); thence Westward in a line parallel with the north line of Harrison Street and Ninety (90) feet distant therefrom to the place of beginning, containing in area two hundred ninety-four thousandths (.294) acres, be the same more or less, and subject to all legal highways, the said lots being set forth and defined on the plan of Newell, which is recorded in the Office of the Clerk of the County Court of said County in Plat Book Vol. 1, Pages 54 to 57.

2. All those certain lots numbered eighteen hundred twenty-eight (1828), eighteen hundred twenty-nine (1829), eighteen hundred thirty (1830), and eighteen hundred thirty-one (1831), excepting from said lots eighteen hundred twenty-eight (1828) and eighteen hundred twenty-nine (1829) the parts or parcels bounded and described as follows: Beginning at the northeast corner of lot numbered eighteen hundred twenty-eight (1828) and running thence along the Northern lines of lots numbered eighteen hundred twenty-eight (1828) and eighteen hundred twenty-nine (1829) sixty-one and twenty-six hundredths (61.26) feet to a point; thence turning an angle of twenty (20) degrees thirty (30) minutes and forty-four (44) seconds in an easterly direction sixty-six and thirty-four hundredths (66.34) feet to the point of intersection with the Eastern line of lot numbered eighteen hundred twenty-eight (1828); thence along said Easterly line of lot numbered eighteen hundred twenty-eight (1828) twenty-five and thirty-nine hundredths (25.39) feet to the place of beginning; containing in area thirty-five thousandths (.035) acres, be the same more or less, the said lots being set forth and defined on the said plan of Newell recorded as aforesaid.

3. All that certain piece or parcel of ground bounded and described as follows: Beginning at a point in the northern line of lot numbered eighteen hundred twenty-nine (1829) sixty-one and twenty-six hundredths (61.26) feet distant from northeast corner of lot numbered eighteen hundred twenty-eight (1828) and running thence in a Westerly direction parallel with and five (5) feet from the south rail of the main siding of the North American Manufacturing Company sixty-nine (69) feet, more or less, to a point which is twenty-six (26) feet distant from the northern wall of the main brick building now or formerly of the Kenilworth Tile Corporation, formerly The Kenilworth Tile Company; thence in a Westerly direction to a point in the eastern line of Third Avenue Forty-four and thirty-four hundredths (44.34) feet distant from the northwest corner of lot numbered eighteen hundred thirty-seven (1837); thence along said eastern line of Third Avenue forty-four and thirty-four hundredths (44.34) feet to said northwest corner of lot numbered eighteen hundred thirty-seven (1837); thence at a right angle along the northern line of lots numbered from eighteen hundred thirty-seven (1837) down to eighteen hundred twenty-nine (1829), inclusive to the place of beginning: containing in area one-fourth of an acre, more or less, the said lots being set forth and defined on the said plan of Newell recorded as aforesaid.

4. All that certain piece or parcel of ground bounded and described as follows: Beginning at a point in the easterly line of Third Avenue, which point is distant forty-four and thirty-four hundredths (44.34) feet Northwardly from the Northwesterly corner of lot numbered eighteen hundred thirty-seven (1837) on said plan of Newell recorded as aforesaid, and running thence with the Easterly line of the Third Avenue northwardly to the southerly line of the right-of-way now or formerly of the Pittsburgh, Cincinnati, Chicago, and St. Louis Railway Company's main railroad siding immediately North of the plant now or formerly of the Kenilworth Tile Corporation, formerly the Kenilworth Tile Company; thence in an easterly direction with the said southerly line of said right-of-way a distance of one hundred fifty (150) feet to a point; thence in a southerly direction and in a line parallel with the easterly line of Third Avenue to the Northerly line of the third tract above described; thence with said northerly line of the third tract above described in a westerly direction to the place of beginning: containing in area one-forty-third (1/43) of an acre, be the same more or less.

5. All those certain lots numbered from eighteen hundred thirty-two (1832) to eighteen hundred thirty-seven (1837) both inclusive, as the same are set forth and defined on said plan of Newell recorded as aforesaid.

6. All those parts of lots numbered from eighteen hundred three (1803) to eighteen hundred twelve (1812), both inclusive, on said plan of Newell recorded as aforesaid, not already included in the first tract above described, fronting on the north side of Harrison Street, and each part having a depth of ninety (90) feet from the northerly line of said street, all the said parts of said lots forming a tract three hundred twenty (320) feet by ninety (90) feet in its dimensions.

SUBJECT, however, as to said tracts one through six, to all the reservations, conditions, covenants, terms and provisions set forth and entered on the face of the aforesaid plan of Newell and in the instrument of writing mentioned and referred to in the adoption of said plan, and recorded contemporaneously therewith, and made a part hereof, by this reference thereto.

                                    PARCEL II
                                    ---------

     ALL those certain lost or parcels of ground situate in the Town of Newell, District of Grant, County of Hancock and State of West Virginia, known as and being lots numbered 1769, 1770, 1771 and 1772 as distinguished upon the Plan of Newell as recorded by the North

     American Manufacturing Company in Plat Book Vol. 1, pages 54-57, of the records of plats of said County.

     SUBJECT to the right of The Homer Laughlin China Company, its successors and assigns, to construct, maintain and operate street railways, with appurtenances thereunto; to lay pipes and conduits for gas and water, and to maintain and operate the same; and to construct, maintain and operate any and all other public utilities in and upon the streets and alleys of said plan.

                                   PARCEL III
                                   ----------

     ALL those certain lots or parcels of ground situated in the Town of Newell, District of Grant, County of Hancock and State of West Virginia, known as and being described as follows: Beginning at a point in the easterly line of Third Avenue 284.34 feet north of the northeasterly corner of Harrison Street and Third Avenue and running thence in a northerly direction with the easterly line of Third Avenue to the southerly line of the right-of-way of the P. C. C. & St.
L. R. R. Co.,; thence in an easterly direction with the southerly line of said railroad company's right-of-way to its intersection with the westerly line of Second Avenue; thence in a southerly direction with said westerly line of Second Avenue to a point 214.61 feet from the northwesterly corner of Harrison Street and Third Avenue; thence in a westerly direction with the northerly line of lands now or formerly of The New Castle Refractories Company to the place of beginning; containing in area bout 1.10 acres, but be the same more or less;

     ALSO, those parts of Los Nos. 1820, 1821 and 1822 lying north of a line parallel to the southerly line of the right-of-way of the existing railroad siding of the P. C. C. & St. L. R. R. Co. and five feet distant therefrom measured in a southerly direction;

     ALSO, Lots Nos. 1823, 1824, 1825, 1826 and 1827 as distinguished upon the Plan of Newell as recorded by North American Manufacturing Company in Plat Book Vol. 1, pages 54-57, of the records of plats of said County.

     SUBJECT to the right of The Homer Laughlin China Company, its successors and assigns, to construct, maintain and operate street railways, with appurtenances thereunto; to lay pipes and conduits for gas and water and to maintain and operate the same; and to construct, maintain and operate any and all other public utilities in and upon the streets and alleys of said plan;

     SUBJECT,  ALSO, to the  rights-of-way for the railroad sidings of the P. C.
C. & St. L. R. R. Co. as now located on the respective tract and lots above described.

                                    PARCEL IV
                                    ---------

     THOSE certain tracts or parcels of land situate in the District of Grant, County of Hancock and State of West Virginia:

1. Beginning at the southeasterly corner of the present lands now or formerly of the party of the first part and running thence with the westerly line of Third Avenue 130 feet to the northerly line of Harrison Street; thence in a westerly direction along the northerly line of Harrison Street 90 feet to a point; thence at a right angle in a northerly direction 240 feet to a point; thence at a right angle in an easterly direction 30 feet to the northwesterly corner of the lands now or formerly of the said first party; thence in a southerly direction with the westerly line of the lands now or formerly of said first party 110 feet to the southwesterly corner of said land; thence at a right angle in an easterly direction with the southerly line of said lands 60 feet to the place of beginning, containing about 34/100 of an acre, but be the same more or less, and subject to all legal highways as distinguished on the Plan of Newell, as recorded by said North American Manufacturing Company in Plat Book No. 1, Pages 54 to 57 incl., of the records of plats of said County.

2. Beginning at a point in the West line of Third Avenue, northward of and 130 feet distant from the northwest corner of Harrison Street and Third Avenue and running thence northwardly along said west line of Third Avenue 110 feet to a point; thence, turning a right angle in a westerly direction 60 feet to a point; thence, turning a right angle in a southwardly direction in a line parallel with the west line of said Third Avenue 110 feet to a point; thence turning right angle in an eastwardly direction 60 feet to the place of beginning containing in area 5/32 acres, be the same more or less.

                                    PARCEL V
                                    --------

     ALL that certain parcel of ground situated in the Town of Newell, District of Grant, County of Hancock and State of West Virginia, bounded and described as follows: Beginning at a point in the westerly line of Third Avenue which point is North 12(Degree) 47' West two hundred forty (240) feet distant from the northwest corner of the intersection of Harrison Street with Third Avenue; thence South 77(Degree) 13' West ninety (90) feet to a point; thence North 12(Degree) 47' West seventy six (76) feet to a point; thence North 77(Degree) 13' East ninety (90) feet to a point; thence South 12(Degree) 47' East seventy six (76) feet to the place of beginning, containing in area .15702 acres but be the same more or less and subject to all legal highways as distinguished upon the Plan of Newell as recorded by North American Manufacturing Company in Plat Book Vol. 1, pages 54-57, of the records of plats of said County.

     SUBJECT to the right of The Homer Laughlin China Company, it successors and assign, to construct maintain and operate street railways, with appurtenances thereunto; to lay pipes and conduits for gas and water, and to maintain and operate the same; and to construct, maintain and operate any and all other public utilities in and upon the streets and alleys of said plan.

                                    PARCEL VI
                                    ---------

     ALL that certain parcel of ground situated in the Town of Newell, District of Grant, County of Hancock and State of West Virginia, bounded and described as follows: That portion of Third Avenue bounded on the south by Harrison Street, on the east by the lands of The New Castle Refractories Company, on the north by a line parallel to Harrison Street three hundred sixteen (316) feet in a northerly direction from the intersection of Third Avenue with the northerly line of Harrison Street, and on the west by the lands now or formerly of The New Castle Refractories Company.

                                                                     Exhibit "C"
                                                                     -----------

                                      Ohio
                                      ----


The land referred to in this policy is described as follows:

Situated in the Townships of Lawrence and Tuscarawas,  County of Stark, State of
Ohio:

Part of the Southeast Quarter of Section 35 and part of the Southwest Quarter of
Section 36, Township 1 (Lawrence), Range 10, and part of the Northwest Quarter of Section 1, Township 12 (Tuscarawas), Range 10, Stark County, Ohio; beginning at an iron pin found at the Northwest corner of Section 1, Township 12, Range 10 said pin being North 88(Degree) 1 minute West, 87.12 feet from the Southeast corner of Section 35, Township 1, Range 10; thence North 88(Degree) 1 minute West, 577.50 feet along the south line of the Southeast Quarter of Section 35 to a stone found; thence North 1(Degree) 59 minutes East, 814 feet to the South line of the Pittsburgh, Ft. Wayne and Chicago Railroad Company's right of way; thence Eastward along the said right of way line on an arc of a curve concave to the left parallel with and 33 feet distant from the original center line thereof, the chord of which arc bears South 81(Degree) 29 minutes East 486.80 feet; thence continuing with said right of way line South 79(Degree) 29 minutes East, 104 feet to a point on the West line of Section 1, Township 12, Range 10, extended North 2(Degree) 18 minutes East, 709.10 feet from the iron pin at the place of beginning; thence continuing South 79(Degree) 29 minutes East 1048.80 feet with the aforesaid right of way line to a point in the Southwest Quarter of
Section 36,  Township 1, Range 10;  thence  South  68(Degree)  57 minutes  East,
369.20 feet; thence South 1(Degree) 39 minutes East, 1286 feet to an iron pin in the Northwest Quarter of Section 1, Township 12, Range 10; thence South 87(Degree) 30 minutes East, 158.14 feet; thence South 2(Degree) 30 minutes West, 264 feet to an iron pin set in the center of a public highway; thence North 87(Degree) 30 minutes West 397.89 feet to an iron pin; thence North 4(Degree) West 231 feet; thence North 87(Degree) 30 minutes West, 333.24 feet; thence South 4(Degree) East, 231 feet to an iron pin found in the road, thence North 87(Degree) 30 minutes West, 912.50 feet to an iron pin found in the West line of the Northwest Quarter of Section 1, Township 12, Range 10, thence North 2(Degree) 18 minutes East, 1097.58 feet to the place of beginning, containing
65.224 acres of which 11.456 acres lie in the Southeast Quarter of Section 35, Township 1, Range 10; 36.00 acres in the Northwest Quarter of Section 1, Township 12, Range 10 and 17.768 acres in the Southwest Quarter of Section 36, Township 1, Range 10, be the same more or less.

                                                                     EXHIBIT "D"
                                                                     -----------









                                   EXHIBIT "D"

                                     Assets






                                     (excluded)

                                                                     Exhibit "E"
                                                                     -----------

                           Net Book Value Calculation
                           --------------------------

     ACCOUNT                            ACCOUNT           ACCOUNT
      TITLE                              NUMBER           BALANCE
    --------                          ----------         ---------

ASSETS
PETTY CASH - MA                        71.1105                $200
PETTY CASH - NC                        71.1106               2,000
PETTY CASH - NE                        71.1107                 600
CASH - CHECKING                        71.1109               6,258         $9,058
A/R TRADE                               N/A              1,500,000
A/R OTHER                              71.1361               7,841
ALLOWANCE - BAD DEBT                    1.1390              (5,000)    $1,502,841
RAW MATERIAL - MA                      71.1402              51,657
RAW MATERIAL - NC                      71.1403             189,323
RAW MATERIAL - NE                      71.1404             222,295
WIP INVENTORY - MA 5                   71.1423              69,541
WIP INVENTORY - MA 6                   71.1424                   1
WIP INVENTORY - MA 7                   71.1425               7,656
WIP INVENTORY - NC 4                   71.1427              89,974
WIP INVENTORY - NC 7                   71.1428              13,280
WIP INVENTORY - NC 8                   71.1429               9,140
WIP INVENTORY - NC 9                   71.1430                   0
WIP INVENTORY - NE 100                 71.1431              80,801
WIP INVENTORY - NE 300                 71.1432                 539
WIP INVENTORY - NE 400                 71.1433              36,956
WIP INVENTORY - NE 500                 71.1434              26,054
FG RESALE - MA                         71.1441               6,836
FG RESALE - NC                         71.1442              10,647
FG RESALE - NE                         71.1443              28,536
FG INVENTORY - MA 5                    71.1447             335,379
FG INVENTORY - MA 6                    71.1448              46,470
FG INVENTORY - NC 4                    71.1450             720,251
FG INVENTORY - NC 7                    71.1451              85,580
FG INVENTORY - NC 8                    71.1452              64,643
FG INVENTORY - NC 9                    71.1453             127,677
FG INVENTORY - NE 100                  71.1454             651,543
FG INVENTORY - NE 300                  71.1455              24,885
FG INVENTORY - NE 400                  71.1456             394,751
FG INVENTORY - NE 500                  71.1457              74,509
LIFO RESERVE                           71.1471          (1,024,908)
OBSOLETE RESERVE                       71.1481            (274,838)    $2,069,178

PREPAID W/C - PA                       71.1554.2                 0
PREPAID W/C - WV                       71.1554.3            14,246
PREPAID - OTHER                        71.1556              15,793        $30,039
LAND                                   71.1711              22,531
BUILDINGS                              71.1721           1,758,228
CIP                                    71.1725              23,758
MACHINERY & EQUIPMENT                  71.1731           4,467,558
AUTOS                                  71.1735              46,643
FURNITURE & FIXTURES                   71.1741             173,963
ACC DEP - BLDG                         71.1751          (1,632,498)
ACC DEP - M & E                        71.1752          (4,293,987)
ACC DEP - F & F                        71.1753            (166,307)
ACC DEP - AUTO                         71.1754             (26,465)      $373,424
DEFERRED CARBO                         71.1930                   0             $0
                                TOTAL INCLUDED ASSETS                  $3,984,540
                                                                       ==========
LIABILITIES
A/P - TRADE                            71.2101            (597,660)
A/P - ACCRUAL                          71.2102            (113,428)
A/P - CARBO                            71.2154                    0     ($711,088)
ACCRUED WAGES                          71.2202                    0
ACCRUED P/R TAXES                      71.2151-2199               0
ACCRUED HOLIDAY                        71.2203                1,166
ACCRUED VACATION                       71.2204            (137,899)     ($136,733)
ACCRUED PROPERTY TAX                   71.2222                    0
ACCRUED W/C - MA                       71.2236             (24,838)
ACCRUED W/C - NE                       71.2236                    0
ACCRUED W/C - CORP                     71.2236                    0      ($24,838)
ACCRUED 401K - 3%                      71.2241                    0
ACCRUED LEGAL                          71.2261                  120          $120
                                TOTAL INCLUDE LIABILITIES               ($872,539)


                                          NET BOOK VALUE               $3,112,001


                                          NBV PLUS PREMIUM             $3,362,001

                                                                     Exhibit "H"
                                                                     -----------


                      Executory Liabilities and Obligations
                      -------------------------------------


      LEASES:                 CANON COPIER/CANON FINANCIAL SERVICES

      COMMITMENTS:            MESSER/MG INDUSTRIES
                              NITROGEN SUPPLY AGREEMENT
                              NITROGEN TANK RENTAL

      LICENSE:                FEDERAL COMMUNICATIONS COMMISSION
                              MAN DOWN ALARM SYSTEM

      AGENTS:                 PRODUCT REPRESENTATIVES
                              MILT LODIE
                              PDV SERVICES
                              JEFF CURRY

      UNION CONTRACTS (2):    NEW  CASTLE:   COLLECTIVE  BARGAINING  AGREEMENT
                              WITH  UNITED  STEELWORKERS  OF  AMERICA  - LOCAL
                              1016-09

                              MASSILLON:   COLLECTIVE   BARGAINING   AGREEMENT
                              WITH  UNITED  STEELWORKERS  OF  AMERICA  - LOCAL
                              3610-05

      NATURAL GAS PURCHASE CONTRACTS WITH EXCELON ENERGY AND FIRST ENERGY

                                                                     Exhibit "I"
                                                                     -----------

                            Liens, Encumbrances, Etc.
                            -------------------------


     Liens held by Seller's primary lender (Foothill) and a consortium of subordinated lenders.

     Liens, encumbrances, restructures, etc. which are matters of public record.

                                                                   Exhibit "I-1"
                                                                   -------------

                                      Taxes
                                      -----

                            DIXON TICONDEROGA COMPANY
                        NEW CASTLE DIVISION TAX CALENDAR


        OHIO
        ----

        FRANCHISE TAX (Pay Higher of Corporate Income Tax or Net Worth Tax) INTER COUNTY PROPERTY TAX REPORT
        STARK COUNTY REAL ESTATE TAX
        STARK COUNTY PERSONAL PROPERTY TAX
        STATE WITHHOLDING TAX
        SCHOOL DISTRICT WITHHOLDING TAX
        SALES TAX
        CANTON, OHIO WITHHOLDING TAX
        EAST LIVERPOOL, OHIO WITHHOLDING TAX
        MASSILLON, OHIO WITHHOLDING TAX
        WELLSVILLE, OHIO WITHHOLDING TAX
        CANFIELD, OHIO WITHHOLDING TAX
        CANAL FULTON, OHIO WITHHOLDING TAX
        NEWCOMERSTOWN, OHIO WITHHOLDING TAX
        UNEMPLOYMENT TAX

        PENNSYLVANIA
        ------------

        CORPORATE INCOME TAX
        CAPITAL STOCK/FRANCHISE TAX
        LAWRENCE COUNTY PROPERTY TAX
        NEW CASTLE, PA. CITY PROPERTY TAX
        NEW CASTLE AREA SCHOOL PROPERTY TAX
        STATE WITHHOLDING TAX
        SALES TAX
        NEW CASTLE, PA. WITHHOLDING TAX
        HOPEWELL TOWNSHIP, PA. WITHHOLDING TAX
        UPPER ST. CLAIR, PA. WITHHOLDING TAX
        NEW CASTLE, PA. OCCUPATIONAL PRIVILEGE TAX
        UNEMPLOYMENT TAX

        WEST VIRGINIA
        -------------

        CORPORATE INCOME TAX
        FRANCHISE TAX
        BUSINESS PROPERTY TAX REPORT
        HANCOCK COUNTY PROPERTY TAX
        STATE WITHHOLDING TAX
        SALES TAX
        UNEMPLOYMENT TAX

1) A 1999 state tax return filed with the State of Pennsylvania is currently in dispute. The state has assessed the Company for additional taxes (approximately $100,000) and the Company is contesting the assessment.

                                                                     Exhibit "J"
                                                                     -----------
                                   Litigation
                                   ----------


All Pending Patent Infringement Cases:

In December 2001, Dri Mark Products Inc. (Dri Mark) sued Dixon Ticonderoga, in Federal Court (the Southern District of New York), alleging that Dixon Ticonderoga infringed Dri Mark Patent No. 6,224,284, entitled "Metallic Ink Compositions For Wick Type Writing Instruments." That action was consolidated with an action brought in July 2001, in which Dri Mark sued National Ink, Inc., RoseArt Industries, Inc. and Wal-Mart Stores, Inc., for infringement of the same patent. In March, 2002, Dixon Ticonderoga and National Ink moved for summary judgment of non-infringement. On April 10, 2002, the District Court granted that motion, and entered Final Judgment that Dixon Ticonderoga was not liable for patent infringement and dismissed Dri Mark's complaint. Dri Mark appealed the Final Judgment, and that appeal is currently pending before the Court of Appeals for the Federal Circuit.

Pending New Castle Silica / Mixed Dust Cases:

There exist numerous mixed dust asbestos, and/or silica cases relating to the New Castle Refractories, a division of Dixon Ticonderoga Company, operations. These are typically nuisance cases handled in the normal course by counsel retained by the respective insurance companies.

Pending Technology Transfer Mediation:

In 1996 New Castle Refractories, a division of Dixon Ticonderoga Company, and Saint-Gobain Industrial Ceramics and/or their subsidiary Carborundum Corporation entered into a Product Purchase Agreement and an Amended License and Technological Assistance Agreement. In 1998, the parties entered into a License and Technology Transfer Agreement in relation to the Silicon Carbide Refractory Brick Technology.

On August 20, 2002, Saint-Gobain filed a Demand for Mediation regarding Saint-Gobain's demand for final payment of $200,000, which Dixon Ticonderoga Company maintains was extended to June 2003 in the 1998 agreement. Dixon Ticonderoga Company further maintains that no payment is due notwithstanding its prior agreements based upon Saint-Gobain's predatory pricing as well as their withholding of critical information and misrepresentation of facts during negotiations. After mediation, the parties agreed to settle the matter for $125,000 payable by Dixon on or before December 16, 2002.

                                                                     Exhibit "K"
                                                                     -----------

                             Additional Information
                             ----------------------

(a) Trademarks, names, inventions, etc.

      Patent: U.S. Patent Number 4,578,363, "Silicon Carbide Refractories Having Modified Silicon Nitride Bond" dated March 25, 1986.

      Proprietary Products:

           CARBOFRAX A
           REFRAX 20
           REFRAX 20 SBF
           SIALFRAX
           CARBOFRAX NO. 4
           CARBOFRAX NO. 4A
           CARBOFRAX NO. 5
           CARBOFRAX NO. 5B
           CARBOFRAX NO. 6
           CARBOFRAX NO. 8XXF
           CARBOFRAX NO. 9
           CARBOFRAX NO. 30
           CARBOFRAX NO. 11L1
           RAMFRAX FURM 3

      Names:......New Castle Refractories Company
            ......Corundite Refractories

(b) Insurance Policies:

      Property Insurance

           Primary:  Lexington Insurance Company (60%) and Commercial
           Underwriters
           Insurance Company (40%)
           Policy Number:  9551854

           Excess:  Allianz Insurance Company
           Policy Number:  CLP3001646

           Boiler and Machinery:  Travelers Property & Casualty
           Policy Number:  BGM-535DO683-TIL-3

      Casualty

           General Liability:  CNA
           Policy Number:  L163715655

           Commercial Auto:  CNA
           Policy Number:  L163715686

           Worker's Compensation:  CNA
           Policy Number:  173723695

           Excess W/C & Employers' Liability (Ohio): Midwest Employers Policy Number: 2945200H

           Stop Gap Liability (Ohio, WV):  CNA
           Policy Number:  1063715669

           Umbrella:  National Union Fire Insurance Company
           Policy Number:  BE8718977

(c) Employment Agreements: None other than the three employment Agreements to be terminated at Closing pursuant to the provisions of Section 2.1(a).

(d) Leases: Cannon Copier with Canon Financial Services

(e) New Castle: Collective Bargaining Agreement with United Steelworkers Of America - Local 1016-09

    Massillon: Collective Bargaining Agreement with United Steelworkers Of America - Local 3610-05

                                                                     Exhibit "L"
                                                                     -----------




                  PA STATE ONLY OPERATING AGREEMENT
                  (AIR QUALITY) #37-00152

                  PA HAZARDOUS MATERIAL PERMIT

                  OHIO TITLE V DRAFT PERMIT
                  FACILITY ID #15-17-00-0082

                  WV WASTE WATER PERMIT
                  WV 0005754

                  IFTA TRUCK PERMITS

                  PA APPORTIONED REGISTRATION
                  FOR TRUCKS

                  VEHICLE OPERATING PERMITS FOR
                  NEW YORK, KENTUCKY, KANSAS

                                                                     Exhibit "M"
                                                                     -----------
                                    Contracts
                                    ---------


            TO THE BEST OF OUR KNOWLEDGE, THERE ARE BLANKET PURCHASE ORDERS OPEN UNTIL 12-31-02 FOR VARIOUS RAW MATERIALS AND SUPPLY ITEMS.

            THERE ARE NATURAL GAS PURCHASE CONTRACTS WITH EXCELON ENERGY AND FIRST ENERGY


            SEE ALSO EXHIBITS "H" AND "K", WHICH ARE INCORPORATED HEREIN BY REFERENCE.

                                                                     Exhibit "N"

              JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A
                        ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III       LISA B. DODGE             JOHN R. LAWSON, JR.*    JOHN A. SCHAEFER
BRUCE W. BARNES           MARION HALE               MICHAEL G. LITTLE       BETHANN SCHARRER
JOHN T. BLAKELY           REBECCA A. HENSON         MICHAEL C. MARKHAM      PHILIP M. SHASTEEN
BRUCE H. BOKOR            JAMES W. HUMANN           DAVID J. OTTINGER       CHARLES M. TATELBAUM
ALEXIS P. BROOKS          SCOTT C. ILGENFRITZ       F. WALLACE POPE, JR.    JOAN M. VECCHIOLI
GUY M. BURNS              FRANK R. JAKES            DARRYL R. RICHARDS      ANTHONY P. ZINGE
MICHAEL T. CRONIN         TIMOTHY A. JOHNSON, JR.   DENNIS G. RUPPEL*       JULIUS J. ZSCHAU
ELIZABETH J. DANIELS      SHARON E. KRICK           CHARLES A. SAMARKOS     *OF COUNSEL

                                                                     Please Reply to Tampa
                                                                        E-MAIL ADDRESS:  phils@jbpfirm.com

                                                           FILE NO. 33435.105947


_____________, 200__


New Castle Refractories Company
915 Industrial Street
New Castle, PA  16102

Ladies and Gentlemen:

We have acted as counsel to Dixon Ticonderoga Company, a Delaware corporation ("Seller"), in connection with the Asset Purchase Agreement dated __________, 200__ (the "Agreement"), among Seller and New Castle Refractories, Inc., a Pennsylvania corporation ("Buyer"). This is the Opinion Letter contemplated by
Section 7.6 of the Agreement. All capitalized terms used in this Opinion Letter without definition have the respective meanings given to them in the Agreement.

This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar, as amended and supplemented (the "Report"). The Report is incorporated by reference in this opinion.

In rendering the following opinions, we have relied, with your approval as to factual matters that affect our opinions, solely on our examination of the following documents and on the matters set forth in the government certificates described below and have made no independent verification of the facts asserted to be true and correct in those documents, including the factual representations and warranties contained in the Agreement:

1. The Agreement.

2. Certificate of Good Standing dated ___________, 200__ from the Delaware Secretary of State for the Seller.

   CLEARWATER OFFICE                                                       TAMPA OFFICE
911 CHESTNUT STREET (ZIP 33756)                                       100 NORTH TAMPA STREET
 POST OFFICE BOX 1368                                                 SUITE 1800 (ZIP 33602)
CLEARWATER, FLORIDA  33757-1368                                        POST OFFICE BOX 1100
TELEPHONE: (727) 461-1818                                           TAMPA, FLORIDA  33601-1100
TELECOPIER (727) 462-0365                                            TELEPHONE (813) 225-2500
                                                                     TELECOPIER (813) 225-1857

               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

New Castle Factories Company
_____________, 200__
Page 2


3. Certificate of Richard F. Joyce as President and Co-CEO of the Seller.

4. Certificate of Incorporation and Bylaws of the Seller.

This opinion is furnished pursuant to your request and is given with the consent of the Seller.

We do not express any opinion concerning any law other than the law of Florida, the Delaware General Corporation Act, and the federal law of the United States. We note that the Agreement provides that it is governed by the law of the Commonwealth of Pennsylvania (the law stipulated in the Agreement to be the law governing the interpretations and enforcement of the Agreement). We have assumed, with your permission, that the law of Pennsylvania is identical to the law of Florida in all respects material to our opinions.

Based upon the foregoing and subject to the qualifications and limitations stated in this letter and in the Report, we are of the opinion that:

1. The  Agreement  and the Bill of Sale and  Assignment  to be  executed  by the
Seller  as  part  of  the  transactions   contemplated  by  the  Agreement  (the
"Contemplated Transactions") are enforceable against the Seller.

2. The Seller is a corporation validly existing and in good standing under the laws of Delaware with corporate power and authority to execute and deliver the Agreement and consummate the Contemplated Transactions and is duly qualified and in good standing as a foreign corporation in Pennsylvania, Ohio and West Virginia.

3. The Seller has the corporate power and authority to execute and deliver the Agreement and to perform its obligations thereunder. The transactions contemplated by the Agreement and the execution and delivery of and performance by Seller of its obligations under the Agreement have been authorized by all requisite corporate action, as the case may be. The officers respectively executing the Agreement on behalf of the Seller have been duly authorized to execute and deliver such documents. Subject to the limitations set forth in paragraph 4 below, the Agreement constitutes the valid and binding obligation of the Seller.

4. Subject to the limitations set forth in this paragraph 4, the Agreement may be enforced in accordance with its terms against the Seller under the law of Florida and of the United States. The validity, binding effect and enforceability of the Agreement might be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or

               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

New Castle Factories Company
_____________, 200__
Page 3


remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. In addition, certain remedies, waivers and other provisions of the Agreement might not be enforceable; nevertheless, such unenforceability will not render the Agreement invalid as a whole.

This opinion is furnished to you by us as counsel for the Seller, is solely for your benefit and is rendered solely in connection with the transaction to which this opinion relates. This opinion may be relied upon only in connection with this transaction and may not be relied upon by any other persons without our prior written consent.

Very truly yours,




JOHNSON, BLAKELY, POPE,
BOKOR, RUPPEL & BURNS, P.A.

PMS:mda

                                                                "First Addendum"
                                                                ----------------
                                 First Addendum
                                       to
                            Asset Purchase Agreement


     This is the First Addendum to the Asset Purchase Agreement dated December 23, 2002 (the "Agreement"), between Dixon Ticonderoga Company, a Delaware corporation ("Seller") and New Castle Refractories Company, Inc., a Pennsylvania corporation ("Purchaser").

      Background:

          Section 3.1 of the Agreement provides for a Closing Date on February 17, 2003 and Section 7.8 provides that one condition of the Closing is that Purchaser shall have obtained financing acceptable to Purchaser for the Purchase of the Business.

     For valuable consideration, the parties hereby agree as follows:

     1. Section 3.1 of the Agreement is hereby amended to change the Closing Date to March 14, 2003.

     2. Exhibit "H" attached to this Addendum is hereby substituted for the Exhibit "H" attached to the Agreement.

     3. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Addendum shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

     4. This Addendum may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Addendum shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Agreement.

     5. Except as amended hereby, the Agreement remains in full force and effect.

                                Signature Page to
                   First Addendum to Asset Purchase Agreement


     IN WITNESS WHEREOF, the parties intending to be legally bound, have signed and sealed this Agreement as of this 7th day of March, 2003.


                                SELLER:
ATTEST:                         DIXON TICONDEROGA COMPANY


/s/ Laura H. Hemmings           BY: /s/ Gino N. Pala
     Secretary                       as Chairman Co CEO


WITNESS:                        PURCHASER:
                                NEW CASTLE REFRACTORIES COMPANY, INC.


/s/ Lauren Edward Allison           BY: /s/ Thomas E. Shaffer
                                         as President and CEO

                                                               "Second Addendum"
                                                               -----------------
                                 Second Addendum
                                       to
                            Asset Purchase Agreement


     This is the Second Addendum to the Asset Purchase Agreement dated December 23, 2002 (the "Agreement"), between Dixon Ticonderoga Company, a Delaware corporation ("Seller") and New Castle Refractories Company, Inc., a Pennsylvania corporation ("Purchaser").

     Background:

     Section 3.1 of the Agreement, as amended by the First Addendum dated March 7, 2003 (the "First Addendum"), provides for a Closing Date on February 17, 2003 and Section 7.8 provides that one condition of the Closing is that Purchaser shall have obtained financing acceptable to Purchaser for the Purchase of the Business. As of the date hereof, Purchaser has received commitments for all necessary financing, but the Closing Date must be extended in order to allow sufficient time for the lenders to be able to close.

     For valuable consideration, the parties hereby agree as follows:

     1. Section 3.1 of the Agreement is hereby amended to change the Closing Date to April 30, 2003.

     2. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Addendum shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

     4. This Addendum may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Addendum shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Agreement.

     5. Except as amended by the First Addendum and hereby, the Agreement remains in full force and effect.

                                Signature Page to
                   Second Addendum to Asset Purchase Agreement


     IN WITNESS WHEREOF, the parties intending to be legally bound, have signed and sealed this Agreement as of the 8th day of April, 2003.


                                SELLER:
ATTEST:                         DIXON TICONDEROGA COMPANY


Jennifer J. Brooks              BY: /s/ Richard F. Joyce
                                     as President


WITNESS:                        PURCHASER:
                                NEW CASTLE REFRACTORIES COMPANY, INC.


/s/ Lauren Edward Allison       BY: /s/ Thomas E. Shaffer
                                     as President and CEO

                                                                "Third Addendum"
                                                                ----------------

                                THIRD ADDENDUM TO
                            ASSET PURCHASE AGREEMENT


     This is the Third Addendum to the Asset Purchase Agreement dated December 23, 2002, and thereafter amended, (as amended, the "Agreement") between Dixon Ticonderoga Company, a Delaware corporation ("Seller") and New Castle Refractories Company, Inc., a Pennsylvania corporation ("Purchaser").

     Background:

     Section 3.1 of the Agreement, as amended by the First Addendum dated March 7, 2003, and as further amended by the Second Addendum dated April 8, 2003, provides for a Closing Date on or before April 30, 2003. The parties agree that additional time is required to obtain the appropriate approvals and finalize documentation pertaining to the transaction described in the Agreement.

     For valuable consideration, the parties hereby agree as follows:

     1. Section 3.1 of the Agreement is hereby amended to change the Closing Date to on or before July 31, 2003.

     2. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Addendum shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

     3. This Addendum may be executed by either of the parties (the "Originating Party") and transmitted to the other party (the "Receiving Party") by facsimile, telecopy, telex or other form of written electronic transmission, and, upon confirmation of receipt thereof by the Receiving Party, this Addendum shall be deemed to have been duly executed by the Originating Party. Upon the request of the Receiving Party, the Originating Party shall provide the Receiving Party with an executed duplicate original of this Agreement.

     4. The Seller and Purchase hereby agree to and do ratify, affirm and adopt the covenants, terms and conditions of the Asset Purchase Agreement as previously amended by the first and second addenda thereto and agree that such Asset Purchase Agreement, as previously amended and modified shall be modified by this Third Addendum only as set forth herein. Except as amended by the First Addendum and Second Addendum and hereby, the Agreement remains in full force and effect.

                                Signature Page to
                   Third Addendum to Asset Purchase Agreement


     IN WITNESS WHEREOF, the parties intending to be legally bound, have signed and sealed this Agreement effective as of April 29, 2003.

ATTEST:                         DIXON TICONDEROGA COMPANY


/s/ Laura H. Hemmings           BY: /s/ Gino N. Pala
                                     as Chairman Co CEO


WITNESS:                        PURCHASER:
                                NEW CASTLE REFRACTORIES COMPANY, INC.


/s/ Lauren Edward Allison           BY: /s/ Thomas E. Shaffer
                                         as President and CEO